                                                                  EXECUTION COPY

                                                                     EXHIBIT 4.3


                               ARRIS GROUP, INC.,

                                     ISSUER,

                                       AND

                              THE BANK OF NEW YORK,

                                     TRUSTEE

                      ------------------------------------

                                    INDENTURE

                           Dated as of March 18 , 2003

                      ------------------------------------

                          $125,000,000 Principal Amount

                 4 1/2% Convertible Subordinated Notes due 2008

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                                TABLE OF CONTENTS

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                                                              ARTICLE I

                                             DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1       Definitions.....................................................................................1
Section 1.2       Incorporation by Reference of TIA..............................................................10
Section 1.3       Rules of Construction..........................................................................11

                                                             ARTICLE II

                                                           THE SECURITIES

Section 2.1       Form and Dating................................................................................11
Section 2.2       Execution and Authentication...................................................................12
Section 2.3       Registrar and Paying Agent.....................................................................13
Section 2.4       Paying Agent to Hold Assets in Trust...........................................................13
Section 2.5       Securityholder Lists...........................................................................14
Section 2.6       Transfer and Exchange..........................................................................14
Section 2.7       Replacement Securities.........................................................................20
Section 2.8       Outstanding Securities.........................................................................21
Section 2.9       Treasury Securities............................................................................21
Section 2.10      Temporary Securities...........................................................................21
Section 2.11      Cancellation...................................................................................22
Section 2.12      Defaulted Interest.............................................................................22
Section 2.13      CUSIP Numbers..................................................................................23

                                                             ARTICLE III

                                                             REDEMPTION

Section 3.1       Right of Redemption............................................................................24
Section 3.2       Notices to Trustee.............................................................................25
Section 3.3       Selection of Securities to Be Redeemed.........................................................25
Section 3.4       Notice of Redemption...........................................................................26
Section 3.5       Effect of Notice of Redemption.................................................................27
Section 3.6       Deposit of Redemption Price....................................................................27
Section 3.7       Securities Redeemed in Part....................................................................28
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                                                             ARTICLE IV

                                                              COVENANTS

Section 4.1       Payment of Securities..........................................................................28
Section 4.2       Maintenance of Office or Agency................................................................28
Section 4.3       Corporate Existence............................................................................28
Section 4.4       Payment of Taxes and Other Claims..............................................................29
Section 4.5       Maintenance of Properties and Insurance........................................................29
Section 4.6       Compliance Certificate; Notice of Default......................................................30
Section 4.7       Reports........................................................................................30
Section 4.8       Limitation on Status as Investment Company.....................................................31
Section 4.9       Waiver of Stay, Extension or Usury Laws........................................................31
Section 4.10      Rule 144A Information Requirement..............................................................31

                                                              ARTICLE V

                                                        SUCCESSOR CORPORATION

Section 5.1       Limitation on Merger, Sale or Consolidation....................................................31
Section 5.2       Successor Corporation Substituted..............................................................32

                                                             ARTICLE VI

                                                   EVENTS OF DEFAULT AND REMEDIES

Section 6.1       Events of Default..............................................................................32
Section 6.2       Acceleration of Maturity Rescission and Annulment..............................................34
Section 6.3       Collection of Indebtedness and Suits for Enforcement by Trustee................................35
Section 6.4       Trustee May File Proofs of Claim...............................................................36
Section 6.5       Trustee May Enforce Claims Without Possession of Securities....................................37
Section 6.6       Priorities.....................................................................................37
Section 6.7       Limitation on Suits............................................................................38
Section 6.8       Unconditional Right of Holders to Receive Principal, Premium, Interest Make-Whole
                    Payment and Interest.........................................................................38
Section 6.9       Rights and Remedies Cumulative.................................................................39
Section 6.10      Delay or Omission Not Waiver...................................................................39
Section 6.11      Control by Holders.............................................................................39
Section 6.12      Waiver of Past Default.........................................................................40
Section 6.13      Undertaking for Costs..........................................................................40
Section 6.14      Restoration of Rights and Remedies.............................................................40
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                                      -ii-
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                                                             ARTICLE VII

                                                               TRUSTEE

Section 7.1       Duties of Trustee..............................................................................41
Section 7.2       Rights of Trustee..............................................................................42
Section 7.3       Individual Rights of Trustee...................................................................44
Section 7.4       Trustee's Disclaimer...........................................................................44
Section 7.5       Notice of Default..............................................................................44
Section 7.6       Reports by Trustee to Holders..................................................................44
Section 7.7       Compensation and Indemnity.....................................................................45
Section 7.8       Replacement of Trustee.........................................................................46
Section 7.9       Successor Trustee by Merger, Etc...............................................................47
Section 7.10      Eligibility; Disqualification..................................................................47
Section 7.11      Preferential Collection of Claims Against Company..............................................47
Section 7.12      Other Capacities...............................................................................47

                                                            ARTICLE VIII

                                                     SATISFACTION AND DISCHARGE

Section 8.1       Satisfaction and Discharge of Indenture........................................................48
Section 8.2       Repayment to the Company.......................................................................48

                                                             ARTICLE IX

                                                 AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.1       Supplemental Indentures Without Consent of Holders.............................................48
Section 9.2       Amendments, Supplemental Indentures and Waivers with Consent of Holders........................49
Section 9.3       Compliance with TIA............................................................................50
Section 9.4       Revocation and Effect of Consents..............................................................50
Section 9.5       Notation on or Exchange of Securities..........................................................51
Section 9.6       Trustee to Sign Amendments, Etc................................................................51

                                                              ARTICLE X

                                                     MEETINGS OF SECURITYHOLDERS

Section 10.1      Purposes for Which Meetings May Be Called......................................................51
Section 10.2      Manner of Calling Meetings.....................................................................52
Section 10.3      Calling of Meetings by the Company or Holders..................................................52
Section 10.4      Who May Attend and Vote at Meetings............................................................53
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Section 10.5      Regulations May Be Made by Company; Conduct of the Meeting: Voting Rights; Adjournment.........53
Section 10.6      Voting at the Meeting and Record to Be Kept....................................................54
Section 10.7      Exercise of Rights of Trustee or Holders May Not Be Hindered or Delayed by Call of Meeting.....54

                                                             ARTICLE XI

                                        RIGHT TO REQUIRE REPURCHASE UPON A CHANGE OF CONTROL

Section 11.1      Repurchase of Securities at Option of the Holder Upon a Change of Control......................54
Section 11.2      Rescission of Change of Control Determination..................................................57

                                                            ARTICLE XII

                                                           SUBORDINATION

Section 12.1      Securities Subordinated to Senior Indebtedness.................................................58
Section 12.2      No Payment on Securities in Certain Circumstances..............................................58
Section 12.3      Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution
                   Liquidation or Reorganization.................................................................60
Section 12.4      Securityholders to Be Subrogated to Rights of Holders of Senior Indebtedness...................61
Section 12.5      Obligations of the Company Unconditional.......................................................61
Section 12.6      Trustee and Other Agents Entitled to Assume Payments Not Prohibited in Absence of Notice.......62
Section 12.7      Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior
                    Indebtedness.................................................................................62
Section 12.8      Securityholders Authorize Trustee to Effectuate Subordination of Securities....................62
Section 12.9      Right of Trustee to Hold Senior Indebtedness...................................................63
Section 12.10     Article XII Not to Prevent Events of Default...................................................63
Section 12.11     No Duty of Trustee and Other Agents to Holders of Senior Indebtedness..........................63
Section 12.12     Amendments.....................................................................................64

                                                            ARTICLE XIII

                                                      CONVERSION OF SECURITIES

Section 13.1      Conversion Privilege...........................................................................64
Section 13.2      Exercise of Conversion Privilege...............................................................65
Section 13.3      Fractional Interests...........................................................................66
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Section 13.4      Conversion Price...............................................................................66
Section 13.5      Adjustment of Conversion Price.................................................................66
Section 13.6      Continuation of Conversion Privilege in Case of Reclassification, Change, Merger,
                    Consolidation or Sale of Assets..............................................................72
Section 13.7      Notice of Certain Events.......................................................................73
Section 13.8      Taxes on Conversion............................................................................74
Section 13.9      Company to Provide Stock.......................................................................74
Section 13.10     Disclaimer of Responsibility for Certain Matters...............................................75
Section 13.11     Return of Funds Deposited for Redemption of Converted Securities...............................75

                                                            ARTICLE XIV

                                                           MISCELLANEOUS

Section 14.1      TIA Controls...................................................................................75
Section 14.2      Notices........................................................................................76
Section 14.3      Communications by Holders with Other Holders...................................................77
Section 14.4      Certificate and Opinion as to Conditions Precedent.............................................77
Section 14.5      Statements Required in Certificate or Opinion..................................................77
Section 14.6      Rules by Trustee, Paying Agent, Registrar......................................................77
Section 14.7      Legal Holidays.................................................................................78
Section 14.8      Governing Law..................................................................................78
Section 14.9      No Adverse Interpretation of Other Agreements..................................................78
Section 14.10     No Recourse Against Others.....................................................................78
Section 14.11     Successors.....................................................................................79
Section 14.12     Duplicate Originals............................................................................79
Section 14.13     Severability...................................................................................79
Section 14.14     Table of Contents, Headings, Etc...............................................................79
Section 14.15     Qualification of Indenture.....................................................................79
Section 14.16     Registration Rights............................................................................79
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                                      -v-

                  INDENTURE, dated as of March 18, 2003, between Arris Group, Inc., a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

                  Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 4 1/2% Convertible Subordinated Notes due 2008:

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1       Definitions.

                  "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the terms "control," "controlling" and "controlled" mean the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise.

                  "Agent" means the Trustee and any Registrar, Paying Agent, co-Registrar, authenticating agent or Securities Custodian.

                  "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal, state or foreign law for the relief of debtors.

                  "Beneficial Owner" for purposes of the definition of Change of Control has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable.

                  "Board of Directors" means, with respect to any Person, the Board of Directors of such person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such person.

                  "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such person.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that Person.

                  "Capitalized Lease Obligation" means, as to any Person, the obligation of such Person to pay rent or other amounts under a lease to which such Person is a party that is required to be classified and accounted for as a capital lease obligation under GAAP.

                  "Cash" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                  "Change of Control" means (i) an event or series of events as a result of which any "person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d) of the Exchange Act) (excluding the Company or any wholly owned Subsidiary thereof or any employee benefit plan of the Company or those of any such Subsidiary) is or becomes, directly or indirectly, the Beneficial Owner of more than 50% of the Voting Stock, (ii) the completion of any consolidation or merger of the Company with or into any other Person, or sale, conveyance, transfer or lease by the Company of all or substantially all of its assets to any Person, or any merger of any other Person into the Company in a single transaction or series of related transactions, and, in the case of any such transaction or series of related transactions, the outstanding Common Stock of the Company is changed or exchanged as a result, unless the shareholders of the Company immediately before such transaction own, directly or indirectly, immediately following such transaction, at least a majority of the combined voting power of the outstanding voting securities of the Person resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction, or (iii) such time as the Continuing Directors do not constitute a majority of the Board of Directors of the Company (or, if applicable, a successor corporation to the Company).

                  "Common Stock" means the Company's common stock, $0.01 par value per share, or as such stock may be reconstituted from time to time.

                  "Company" means the party named as such in the introductory paragraph to this Indenture until a successor replaces it pursuant to this Indenture, and thereafter means such successor.

                  "Continuing Director" means at any date a member of the Company's Board of Directors (i) who was a member of such board on the Issue Date or (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors (as described in clause (i) hereto) at the time of such nomination or election or whose election to the Company's Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors (as described in clause (i) hereto) at the time of such nomination or election.


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                                      -3-


                  "Conversion Agent" means any Person authorized by the Company to convert Securities in accordance with Article XIII. The Company has initially appointed the Trustee as its Conversion Agent.

                  "Conversion Price" shall have the meaning specified in Section 13.4.

                  "Conversion Shares" shall have the meaning specified in
Section 13.5(l).

                  "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the dated hereof is located at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

                  "Credit Facility" shall mean that certain Credit Agreement, dated as of August 3, 2001, among Arris International, Inc., Arris Interactive L.L.C., and certain subsidiaries of Arris International, Inc., as borrowers; the various lenders party thereto; the CIT Group/Business Credit, Inc., as administrative agent and collateral agent; and Credit Suisse First Boston, as syndication agent, lead arranger and book running manager, as such agreement may be amended, restated, modified, renewed, refunded, replaced or refinanced from time to time thereafter, including any notes, guaranties, security or pledge agreements, letters of credit and other documents or instruments executed pursuant thereto and any exhibits or schedules to any of the foregoing, as the same may be in effect from time to time, in each case, as such agreements may be amended, modified, supplemented, renewed, refunded, replaced, refinanced (including increasing the amount of available borrowings thereunder or adding additional Subsidiaries of the Company as additional and/or replacement borrowers or guarantors), extended or restated from time to time (whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise), including any appendices, exhibits or schedules to any of the foregoing.

                  "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                  "Date of Conversion" shall have the meaning specified in
Section 13.2.

                  "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

                  "Defaulted Interest" shall have the meaning specified in
Section 2.12.

                  "Definitive Securities" means Securities that are in the form of Security attached hereto as Exhibit A that do not include the information called for by footnotes 1 and 3 thereof.

                  "Depositary" shall mean, with respect to the Securities issuable or issued in whole or in part in global form, The Depository Trust Company, until a successor, registered under the Exchange Act or other applicable statute or regulation, shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

                  "Designated Senior Indebtedness" means (i) any Indebtedness outstanding under the Credit Facility and (ii) any other Senior Indebtedness, the principal amount of which is $10 million or more and that has been designated by the Company as "Designated Senior Indebtedness" (it being expressly understood, however, that on the Issue Date, the Credit Facility prohibits the Company from designating any Indebtedness other than Indebtedness evidenced by the Credit Facility as "Designated Senior Indebtedness").

                  "Disqualified Capital Stock" means, with respect to the Company, Capital Stock of the Company that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by the Company, in whole or in part, on or prior to the Stated Maturity of the Notes, provided that only the portion of such Capital Stock which is so convertible, exercisable, exchangeable or redeemable or subject to repurchase prior to such Stated Maturity shall be deemed to be Disqualified Capital Stock.

                  "Distribution Date" shall have the meaning specified in
Section 13.5(1).

                  "Event of Default" shall have the meaning specified in Section 6.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  "Expiration Time" shall have the meaning specified in Section 13.5(f).

                  "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession which are in effect in the United States; provided, however, that for purposes of determining compliance with covenants in the Indenture, "GAAP" means such generally accepted accounting principles which are in effect as of the Issue Date.

                  "Global Security" means a Security that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 3 to the form of Security attached hereto as Exhibit A.

                  "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

                  "Indebtedness" of any person means, without duplication, (a) all liabilities and Obligations, contingent or otherwise, of any such Person,
(i) in respect of borrowed money including, without limitation, Senior Indebtedness (whether or not the lender has recourse to all or any portion of the assets of such Person), (ii) evidenced by credit or loan agreements, bonds, notes, debentures or similar instruments (including, without limitation, notes or similar instruments given in connection with the acquisition of any business, properties or assets of any kind), (iii) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (iv) for the payment of money relating to a Capitalized Lease Obligation, or (v) evidenced by a letter of credit, bank guarantee or a reimbursement obligation of such Person with respect to any letter of credit; (b) all obligations of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (c) all net obligations of such person under Interest Swap and Hedging Obligations; (d) all liabilities of others of the kind described in the preceding clauses (a), (b) or (c) that such Person has guaranteed or that is otherwise its legal liability, or which is secured by a lien on property of such Person, and all obligations to purchase, redeem or acquire any Capital Stock; and (e) any and all deferrals, renewals, extensions, modifications, replacements, restatements, refinancings and refundings (whether direct or indirect) of, or any indebtedness or obligation issued in exchange for, any liability of the kind described in any of the preceding clauses (a), (b), (c) or
(d), or this clause (e), whether or not between or among the same parties.

                  "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

                  "Initial Purchaser" means CIBC World Markets Corp.

                  "Interest Make-Whole Payment" means, with respect to any Security on any applicable Redemption Date, the present value (which the Company shall cause to be calculated and provided to the Trustee) at such Redemption Date of the aggregate amount all required interest payments due on the Security through the third anniversary of the Issue Date, computed using a discount rate equal to the Treasury Rate as of the applicable Redemption Notice Date.

                  "Interest Payment Date" means the stated due date of an installment of interest on the Securities.

                  "Interest Swap and Hedging Obligation" means the obligations of any Person under any interest rate or currency protection agreement, future agreement, option agreement, swap agreement, cap agreement or other interest rate or currency hedge agreement, collar agreement or other similar agreement or arrangement to which such Person is a party or beneficiary.

                  "Issue Date" means March 18, 2003.

                  "Junior Securities" means any Qualified Capital Stock of the Company and any Indebtedness of the Company, in each case that is fully subordinated to all Senior Indebtedness (and any equity and debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Indebtedness pursuant to the Indenture.

                  "Last Sale Price" shall have the meaning specified in Section 13.3.

                  "Legal Holiday" shall have the meaning specified in Section 14.7.

                  "Lien" means any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

                  "Liquidated Damages" shall have the meaning specified in the Registration Rights Agreement. The aggregate amount of all Liquidated Damages shall not exceed 200 basis points per annum at any time.

                  "Non-electing Share" shall have the meaning specified in
Section 13.6.

                  "Non-Payment Default" shall have the meaning specified in
Section 12.2(b).

                  "Notice of Default" shall have the meaning specified in
Section 6.1(3), (4) or (5).

                  "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Offer" shall have the meaning specified in Section 13.5(f).

                  "Offering Circular" means the final Offering Circular, dated as of March 12, 2003, in connection with which the Securities were offered and sold by the Company.

                  "Officer" means, with respect to the Company, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary or the Assistant Secretary of the Company.

                  "Officers' Certificate" means, with respect to the Company, a certificate signed by two Officers of the Company and otherwise complying with the requirements of Section 2.2, if applicable, and Sections 14.4 and 14.5.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee and which complies with the requirements of Sections 14.4 and 14.5.

                  "Paying Agent" shall have the meaning specified in Section
2.3.

                  "Payment Blockage Period" shall have the meaning specified in
Section 12.2(b).

                  "Payment Default" shall have the meaning specified in Section 12.2(a).

                  "Payment Notice" shall have the meaning specified in Section 12.2(b).

                  "Person" or "person" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

                  "Principal" of any Indebtedness means the principal of such Indebtedness plus, without duplication, any applicable premium, if any, on such Indebtedness.

                  "property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "Purchase Agreement" means that certain Purchase Agreement, dated March 12, 2003, by and among the Company and the Initial Purchaser, as such agreement may be amended from time to time.

                  "Purchased Shares" shall have the meaning specified in Section 13.5(f).

                  "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

                  "Record Date" means a record date specified in the Securities whether or not such record date is a Business Day.

                  "Redemption" shall have the meaning specified in Section 3.1.

                  "Redemption Date," shall have the meaning specified in Section 3.1.

                  "Redemption Notice Date" shall have the meaning specified in
Section 3.1.

                  "Redemption Price," shall have the meaning specified in
Section 3.1.

                  "Registrar" shall have the meaning specified in Section 2.3.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated the date hereof, by and among the Initial Purchaser and the Company, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

                  "Representative" means the trustee, agent or representative in respect of any Designated Senior Indebtedness; provided that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness.

                  "Repurchase Date" shall have the meaning specified in Section 11.1(a).

                  "Repurchase Offer" shall have the meaning specified in Section 11.1(b).

                  "Repurchase Price" shall have the meaning specified in Section 11.1(a).

                  "Repurchase Put Date" shall have the meaning specified in
Section 11.1(b).

                  "Restricted Security" means a Security, unless or until it has been (i) disposed of in a transaction effectively registered under the Securities Act or (ii) distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities" means, collectively, the 4 1/2% Convertible Subordinated Notes due 2008, as supplemented from time to time in accordance with the terms hereof, issued under this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "Securities Custodian" means the Trustee, as Custodian with respect to the Securities in global form, or any successor entity thereto.

                  "Senior Indebtedness" means all Obligations of the Company to pay the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not a claim for post-petition interest is allowed as a claim in any such proceeding) and rent payable on or in connection with, and all letters of credit, reimbursement obligations and fees, costs, expenses and other amounts and liabilities accrued or due on or in connection with the Credit Facility and any other Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company, unless the instrument creating or evidencing such Indebtedness expressly provides that such Indebtedness is not senior or superior in right of payment to the Securities or is pari passu with, or subordinated to, the Securities; provided that in no event shall Senior Indebtedness include (a) Indebtedness of the Company owed or owing to any Subsidiary of the Company, (b) Indebtedness of the Company representing or with respect to any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services, (c) any liability for taxes owed or owing by the Company or any Subsidiary of the Company, or (d) the Securities.

                  "Shareholder Rights Plan" shall have the meaning specified in
Section 13.5(l).

                  "Shelf Registration Statement" shall have the meaning specified in the Registration Rights Agreement.

                  "Significant Subsidiary" means any Subsidiary which is a "significant subsidiary" of the Company within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the Commission as in effect as of the date of the Indenture.

                  "Special Record Date" for payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

                  "Stated Maturity," when used with respect to any Security, means March 15, 2008.

                  "Subordinated Obligations" shall have the meaning set specified in Section 12.2(a).

                  "Subsidiary" with respect to any Person, means (i) a corporation a majority of whose Capital Stock with voting power normally entitled to vote in the election of directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (ii) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and owns alone or together with one or more Subsidiaries of such Person a majority of the partnership interests, or (iii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least majority ownership interest.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code
Section 77aaa-77bbbb) as in effect on the date of the execution of this Indenture, except as provided by Section 9.3 hereof pursuant to which the term "TIA" will mean such Trust Indenture Act as amended through and including the date specified by such Section 9.3 for purposes thereof.

                  "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the Nasdaq National Market (or, if the Common Stock is not listed thereon, on the principal national securities exchange on which the Common Stock is listed or admitted to trading).

                  "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.6 hereof.

                  "Treasury Rate" means, as of the applicable Redemption Notice Date, the yield to maturity as of such Redemption Notice Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available prior to such Redemption Notice Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to the third anniversary of the Issue Date; provided, however, that if the period from such redemption date to the third anniversary of the Issue Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

                  "Trustee" means the party named as such in the introductory paragraph to this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                  "Trust Officer" means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "U.S. Government Obligations" means direct noncallable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

                  "Voting Stock" means the combined voting power of the then outstanding securities entitled to vote generally in elections of directors, managers or trustees, as applicable, of the Company or any successor entity.

Section 1.2       Incorporation by Reference of TIA.

                  Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC.

                  "Indenture securities" means the Securities.

                  "Indenture securityholder" means a Holder or a Securityholder.

                  "Indenture to be qualified" means this Indenture.

                  "Indenture trustee" or "institutional trustee" means the Trustee.

                  "Obligor" on the indenture securities means the Company.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings so assigned to them thereby.

Section 1.3       Rules of Construction.

                  Unless the context otherwise requires:

                  (1)      a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)      "or" is not exclusive;

                  (4) words in the singular include the plural, and words in the plural include the singular;

                  (5) provisions apply to successive events and transactions;

                  (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                  (7) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.

                                   ARTICLE II

                                 THE SECURITIES

Section 2.1       Form and Dating.

                  The Securities and the Trustee's certificate of authentication in respect thereof shall be substantially in the form set forth in Exhibit A hereto, which is incorporated in and forms a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of Security and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Security attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication.

                  The terms and provisions contained in the form of Security shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. If any term or provision of a Security limits, qualifies, or conflicts with the terms of this Indenture, the terms of this Indenture shall control.

                  Securities offered and sold in reliance on Rule 144A and Securities offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Global Securities. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Custodian for the Depositary, as hereinafter provided.

Section 2.2       Execution and Authentication.

                  Two Officers shall sign the Security for the Company by manual or facsimile signature. The Company's seal may be, but is not required to be, impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

                  If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that or any office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Securities and this Indenture.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. Such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

                  Upon a written order of the Company signed by two Officers, the Trustee shall authenticate the Securities for original issue in the aggregate principal amount of up to $125,000,000. The aggregate principal amount of Securities outstanding at any time may not exceed $125,000,000 except as provided in Section 2.7. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company, or any of their respective Subsidiaries, and has the same protections under the Indenture.

                  Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. The Securities shall bear interest at the rate, calculated and paid, as provided in the form of Security set forth in Exhibit A.

Section 2.3       Registrar and Paying Agent.

                  The Company shall maintain an office or agency in New York, New York, where Securities may be presented for registration of transfer or for exchange ("Registrar") an office or agency where Securities may be presented for payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent") and where notices and demands to or upon the Company in respect of the Securities may be served. The Company may act as Registrar or Paying Agent, except that, for the purposes of Articles III, VIII and XI and as otherwise specified in the Indenture, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the Trustee as Registrar and Paying Agent, and the Trustee hereby initially agrees so to act.

                  The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

                  The Company initially appoints the Trustee to act as Securities Custodian with respect to the Global Securities.

Section 2.4       Paying Agent to Hold Assets in Trust.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, interest on or Liquidated Damages with respect to, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee in writing of any Default in making any such payment. If either of the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company or an Affiliate of the Company) shall have no further liability for such assets.

Section 2.5       Securityholder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders.

Section 2.6       Transfer and Exchange.

                  (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar or a co-Registrar with a request:

                  (x)      to register the transfer of such Definitive
         Securities; or

                  (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations;

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

                  (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (ii) in the case of a Definitive Security that is a Transfer Restricted Security, shall be accompanied by the following additional information and documents, as applicable:

                           (A) if such Definitive Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security); or

                           (B) if such Definitive Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security); or

                           (C) if such Definitive Security is being transferred to an institutional investor that is an "accredited investor" within the meaning of Rule 501(a)(1),
                  (2), (3) or (7) under the Securities Act, a certification to that effect (in substantially the form set forth on the Security) accompanied by a certificate in the form of Exhibit B hereto to the Trustee and if either the Trustee or the Company so requests, an Opinion of Counsel satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act;

                           (D) if such Definitive Security is being transferred in accordance with Regulation S under the Securities Act, a certification to that effect (in substantially the form set forth on the Security) and if either the Trustee or the Company so requests, an Opinion of Counsel satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                           (E) if such Definitive Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form set forth on the Security) and if either the Trustee or the Company so requests, an Opinion of Counsel satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act.

                  (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security, except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer in form reasonably satisfactory to the Company and the Registrar or Co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing, together with:

                  (i) if such Definitive Security is a Transfer Restricted Security, certification, substantially in the form set forth on the Security, that such Definitive Security is being transferred (x) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or (y) in accordance with Regulation S under the Securities Act; and

                  (ii) whether or not such Definitive Security is a Transfer Restricted Security, written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the applicable Global Security;

then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the appropriate Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and the Trustee, upon receipt of the authentication order of the Company in the form of an Officers' Certificate, shall authenticate an appropriate new Global Security in the appropriate principal amount.

                  (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

                  (d) Transfer of a Beneficial Interest in a Global Security for a Definitive Security. (i) Upon receipt by the Trustee:

                           (A) of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Security and

                           (B) of a written order or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest in a Transfer Restricted Security only, accompanied by the following additional information and documents (all of which may be submitted by facsimile):

                                    (1) if such beneficial interest is being
                           transferred to the Person designated by the Depositary as being the beneficial owner, a certification from such person to that effect (in substantially the form set forth on the reverse of the Security); or

                                    (2) if such beneficial interest is being
                           transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, a certification to that effect from the transferor (in substantially the form set forth on the reverse of the Security); or

                                    (3) if such beneficial interest is being
                           transferred to an institutional investor that is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security) accompanied by a certificate in the form of Exhibit B to the Indenture to the Trustee and if either the Trustee or the Company so requests, an Opinion of Counsel satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                                    (4) if such beneficial interest is being
                           transferred in accordance with Regulation S under the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security) and if either the Trustee or the Company so requests, an Opinion of Counsel satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                                    (5) if such beneficial interest is being
                           transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferee or transferor (in substantially the form set forth on the reverse of the Security) and if either the Trustee or the Company so requests, an Opinion of Counsel satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act;

the Trustee or the Securities Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of the applicable Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Trustee will authenticate and deliver to the transferee a Definitive Security.

                  (ii) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall make such Definitive Securities available for delivery to the persons in whose names such Securities are so registered.

                  (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Security may not be transferred as a whole except (i) by the Depositary to a nominee of the Depositary, (ii) by a nominee of the Depositary to the Depositary or another nominee of the Depositary or (iii) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  (f) Authentication of Definitive Securities in Absence of Depositary. If at any time:

                  (i) the Depositary for the Securities notifies the Company and the Company notifies the Trustee in writing that the Depositary is no longer willing or able to continue as Depositary for the Global Securities and a successor Depositary for the Global Securities is not appointed by the Company within 90 days after delivery of such notice;

                  (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture; or

                  (iii) a Default entitling Holders to accelerate the Stated Maturity has occurred and is continuing;

then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Securities, will authenticate and make available for delivery Definitive Securities, in an aggregate principal amount equal to the principal amount of the Global Securities, in exchange for such Global Securities.

                  (g) Legends. (i) Except as permitted by the following paragraph (ii), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

                  THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "IAI")), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (C) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF THE COMPANY SO REQUESTS, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT, (E) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND
         (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS

         SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING."

                  (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

                           (A) in the case of any Transfer Restricted Security that is a Definitive Security or that is represented by a Global Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security (1) in the case of a sale or transfer pursuant to Rule 144 under the Securities Act, after delivery of a customary Opinion of Counsel satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act or (2) in the case of a sale or transfer pursuant to an effective registration statement under the Securities Act; and

                           (B) any such Transfer Restricted Security represented by a Global Security shall not be subject to the provisions set forth in (i) above (such sales or transfers being subject only to the provisions of Section 2.6(c) hereof).

                  (h) Cancellation and/or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned to or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the written direction of the Trustee, to reflect such reduction.

                  (i) Obligations with respect to Transfers and Exchanges of Definitive Securities. (1) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee, upon receipt of the authentication order of the Company in the form of an Officers' Certificate, shall authenticate Definitive Securities and Global Securities at the Registrar's or co-Registrar's written request.

                  (2) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.2 (fourth paragraph), 2.10, 3.7, 9.5, or 11.1 (final paragraph)).

                  (3) The Registrar or co-Registrar shall not be required to register the transfer of or exchange of (a) any Definitive Security selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Definitive Security being redeemed in part, or (b) any Security for a period beginning 15 days before the mailing of a notice of an offer to repurchase pursuant to Article XI or the mailing of a notice of redemption of Securities pursuant to Article III and ending at the close of business on the day of such mailing.

                  (j) General. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.7       Replacement Securities.

                  If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Trustee, to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee, upon receipt of the authentication order of the Company in the form of an Officers' Certificate, shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security.

                  In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Security, pay such Security, upon satisfaction of the conditions set forth in the preceding paragraph.

                  Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

                  The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies of any Holder with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.8       Outstanding Securities.

                  Securities outstanding at any time are all the Securities that have been authenticated by the Trustee (including any Security represented by a Global Security) except those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, except as provided in Section 2.9.

                  If a Security is replaced or paid pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), the replaced or paid Security ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced or paid Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7.

                  If on a Redemption Date the Paying Agent (other than the Company or an Affiliate of the Company) holds Cash or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date in accordance with Section 3.6 hereof and payment of the Securities called for redemption is not otherwise prohibited pursuant to Article XII or otherwise, then on and after that date, such Securities cease to be outstanding and interest on them ceases to accrue.

Section 2.9       Treasury Securities.

                  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Company or an Affiliate of the Company (including any Person that would become an Affiliate of the Company (or its successor) as a consequence of the event or series of events that otherwise would be treated as a Change of Control for purposes of the Indenture) shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

Section 2.10      Temporary Securities.

                  Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company reasonably and in good faith considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

Section 2.11      Cancellation.

                  The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and return all Securities surrendered for transfer, exchange, payment or cancellation to the Company. Subject to Section 2.7, the Company may not issue new Securities to replace Securities that have been paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 2.11, except as expressly permitted in the form of Securities and as permitted by this Indenture.

Section 2.12      Defaulted Interest.

                  Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the Record Date for such interest.

                  Any interest on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest (collectively, herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Record Date, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                  (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of Cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such Cash when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 Business Days and not less than 10 Business Days prior to the date of the proposed payment and not less than 10 Business Days after the receipt by the Trustee of the notice of the proposed payment ("Special Record Date"). The Trustee shall promptly notify the Company in writing of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security register not less than 10 Business Days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities (or their respective predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                  (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions of this Section 2.12, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                  Notwithstanding the foregoing, any interest which is paid prior to the expiration of the grace period provided in Section 6.1 shall be paid to the Holders of the Securities as of the regular Record Date for such Interest Payment Date for which interest has not been paid.

Section 2.13      CUSIP Numbers.

                  The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                  ARTICLE III

                                   REDEMPTION

Section 3.1       Right of Redemption.

                  Redemption of Securities, as permitted by any provision of this Indenture, shall be made in accordance with Paragraph 5 of the Securities and this Article III.

                  The Securities may be redeemed in whole or in part at any time at the option of the Company (the "Redemption") for a price (the "Redemption Price") equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest (and Liquidated Damages, if any) to, but excluding the date fixed for such redemption (the "Redemption Date") if (1) the closing price of the Common Stock has exceeded 150% of the Conversion Price then in effect for at least 20 Trading Days within a period of 30 consecutive Trading Days ending on the Trading Day immediately before the date of mailing of the Redemption notice (the "Redemption Notice Date") and (2) the registration statement covering the resale of the Securities and the shares of Common Stock issuable upon conversion of the Securities is effective and available for use and is expected to remain effective and available for use for 30 days following the Redemption Notice Date, unless registration is not required. If a Redemption occurs on or before the third anniversary of the Issue Date, the Company will pay to the Holders the Redemption Price, plus an Interest Make-Whole Payment (as defined below) with respect to the Securities called for redemption to Holders on the Redemption Notice Date. The Company shall make the Interest Make-Whole Payment on all Securities converted into Common Stock between the Redemption Notice Date and the Redemption Date. If a Redemption occurs after the third anniversary of Issue Date, the Company will pay to the Holders the Redemption Price with respect to the Securities called for redemption to Holders on the Redemption Notice Date.

                  At the Company's option, instead of paying the Interest Make-Whole Payment solely in Cash, it may pay the Interest Make-Whole Payment solely in shares of Common Stock, valued at 95% of the average of the closing prices for the five Trading Days immediately preceding and including the third Trading Day preceding the Redemption Date. The Interest Make-Whole Payment may be paid in shares of Common Stock only if the following conditions are satisfied:

                  (1) such shares have been registered under the Securities Act or are freely transferable without such registration;

                  (2) the issuance of Common Stock does not require registration or qualification with or approval of any governmental authority under any state law or any other federal law, which registration or qualification or approval has not been made or obtained;

                  (3) such shares have been approved for quotation on The Nasdaq National Market or listing on a national securities exchange; and

                  (4) such shares will be issued out of the Company's authorized but unissued common stock and upon issuance, will be duly and validly issued and fully paid and non-assessable and free of any preemptive rights.

Section 3.2       Notices to Trustee.

                  If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed, the Redemption Price and whether it wants the Trustee, on behalf of the Company, to give notice of redemption to the Holders.

                  If the Company elects to reduce the principal amount of Securities to be redeemed pursuant to Paragraph 5 of the Securities by crediting against any such redemption Securities it has not previously delivered to the Trustee for cancellation, it shall so notify the Trustee in writing of the amount of the reduction and deliver such Securities with such notice.

                  The Company shall give each notice to the Trustee provided for in this Section 3.2 at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee). Any such notice to the Trustee may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

Section 3.3       Selection of Securities to Be Redeemed.

                  If less than all of the Securities are to be redeemed pursuant to Paragraph 5 thereof, the Trustee shall select the Securities to be redeemed on a pro rata basis, by lot or by such other method as the Trustee shall determine to be fair and appropriate and in such manner as complies with any applicable depositary, legal and stock exchange or automated quotation system requirements.

                  The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

Section 3.4       Notice of Redemption.

                  At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to the Trustee and each Holder whose Securities are to be redeemed at such Holder's address as it appears on the security register maintained by the Registrar. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice of redemption shall identify the Securities to be redeemed and shall state:

                  (1) the Redemption Date, and that the Securities called for redemption may not be converted after the Business Day immediately prior to the Redemption Date;

                  (2) the Redemption Price, including the amount of accrued and unpaid interest and Liquidated Damages, if any, and Interest Make-Whole Payment, if any, to be paid upon such redemption;

                  (3) if an Interest Make-Whole Payment is required to be made, whether such payment will be made in Cash or Common Stock;

                  (4)      the name, address and telephone number of the Paying
         Agent;

                  (5) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

                  (6) that, unless (a) the Company defaults in making payment of the Redemption Price or (b) such redemption payment is prohibited pursuant to Article XII or otherwise, interest on, and Liquidated Damages with respect to, Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, including accrued and unpaid interest and Liquidated Damages, if any, to, but excluding the Redemption Date, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

                  (7) if any Security is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Security to be redeemed and that, on or after the Redemption Date, upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

                  (8) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

                  (9)      the CUSIP number of the Securities to be redeemed;
         and

                  (10)     that the notice is being sent pursuant to this
         Section 3.4 and pursuant to the redemption provisions of Paragraph 5 of the Securities.

Section 3.5       Effect of Notice of Redemption.

                  Once notice of redemption is mailed in accordance with Section 3.4, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest, Liquidated Damages and Interest Make-Whole Payment, if any, to, but excluding, the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including accrued and unpaid interest and Liquidated Damages, if any, to, but excluding, the Redemption Date; provided that if the Redemption Date is after a regular Record Date and on or prior to the corresponding Interest Payment Date, the accrued interest, Liquidated Damages and Interest Make-Whole Payment, if any, shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

Section 3.6       Deposit of Redemption Price.

                  Prior to 10:00 a.m. New York time on the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) Cash sufficient to pay the Redemption Price of, including accrued and unpaid interest on, and Liquidated Damages, if any, with respect to, all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any Cash so deposited which is not required for that purpose upon the written request of the Company.

                  If the Company complies with the preceding paragraph and the other provisions of this Article III and payment of the Securities called for redemption is not prohibited under Article XII or otherwise, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 hereof and the Security.

Section 3.7       Securities Redeemed in Part.

                  Upon surrender of a Security that is to be redeemed in part, the Company shall execute and the Trustee, upon receipt of a written order of the Company in the form of an Officers' Certificate, shall thereafter authenticate and make available for delivery to the Holder, without service charge to the Holder, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV

                                    COVENANTS

Section 4.1       Payment of Securities.

                  The Company shall pay the principal of, interest on, and Liquidated Damages with respect to, the Securities on the dates and in the manner provided in this Indenture and the Securities, as applicable. An installment of principal of, interest on, or Liquidated Damages with respect to, the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before 10:00 a.m. New York time on that date, Cash deposited and designated for and sufficient to pay the installment.

                  The Company shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Securities compounded semi-annually, to the extent lawful.

Section 4.2       Maintenance of Office or Agency.

                  The Company shall maintain in New York, New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.2.

                  The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in New York, New York, for such purposes. The Company shall give prior written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the Corporate Trust Office of the Trustee in New York, New York, as such office.

Section 4.3       Corporate Existence.

                  Subject to Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its organizational documents and the rights (charter and statutory) and corporate franchises of the Company; provided, however, that the Company shall not be required to preserve, with respect to itself, any right or franchise, if (a) the Company shall, in good faith, reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of such entity and (b) the loss thereof is not disadvantageous in any material respect to the Holders.

Section 4.4       Payment of Taxes and Other Claims.

                  Except with respect to immaterial items, the Company shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any of its Subsidiaries or any of their respective properties and assets and
(ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Company or any of its Subsidiaries; provided, however, that neither the Company nor any Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

Section 4.5       Maintenance of Properties and Insurance.

                  The Company shall cause all material properties used or useful to the conduct of its business and the business of each of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals and replacements thereof, all as in its reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.5 shall prevent the Company or any Subsidiary from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is
(a), in the judgment of the Company, desirable in the conduct of the business of such entity and (b) would not have a material adverse effect on the financial condition of the Company or on the Company's ability to perform its obligations hereunder or under the Securities.

                  The Company shall provide, or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company is adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with (except for self-insurance) reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company and adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner for entities similarly situated in the industry, unless failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company or such Subsidiary.

Section 4.6       Compliance Certificate; Notice of Default.

                  (a) The Company shall deliver to a Trust Officer of the Trustee within 120 days after the end of its fiscal year an Officers' Certificate complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining, without regard to notice periods or periods of grace, whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture and, if such signor does know of such a failure to comply, the certificate shall describe such failure with reasonable particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

                  (b) The Company shall, so long as any of the Securities are outstanding, deliver to a Trust Officer of the Trustee, promptly upon becoming aware of any Default, Event of Default or fact which would prohibit the making of any payment to or by the Trustee in respect of the Securities, an Officers' Certificate specifying such Default, Event of Default or fact and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default, any Event of Default or any such fact unless one of its Trust Officers receives written notice thereof from the Company or any of the Holders.

Section 4.7       Reports.

                  Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee and to each Holder, as their names and addresses appear on the security register maintained by the Registrar, within 15 days after it is or would have been required to file such with the SEC, annual and quarterly consolidated financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the SEC and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required.

                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 4.8       Limitation on Status as Investment Company.

                  Neither the Company nor any of its Subsidiaries shall become an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act.

Section 4.9       Waiver of Stay, Extension or Usury Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium of, interest on, or Liquidated Damages with respect to, the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.10      Rule 144A Information Requirement.

                  If at any time there are Transfer Restricted Securities outstanding and the Company shall cease to have a class of equity securities registered under Section 12(g) of the Exchange Act or shall cease to be subject to Section 15(d) of the Exchange Act, the Company shall furnish, within a reasonable period of time, to the Holders or beneficial holders of the Securities or the underlying Common Stock and prospective purchasers of Securities or the underlying Common Stock designated by the Holders of Transfer Restricted Securities, upon their written request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as the Shelf Registration Statement has become effective under the Securities Act. The Company shall also furnish such information during the pendency of any suspension of effectiveness of the Shelf Registration Statement.

                                   ARTICLE V

                              SUCCESSOR CORPORATION

Section 5.1       Limitation on Merger, Sale or Consolidation.

                  (a) The Company shall not, directly or indirectly, consolidate with or merge with or into another Person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons (other than to its wholly owned Subsidiaries), unless (i) either (a) in the case of a merger or consolidation, the Company is the surviving entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Securities and the Indenture; (ii) no Default or Event of Default shall exist or shall occur immediately before or after giving effect to such transaction; and (iii) except in the case of clause (i)(a), the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and, if a supplemental indenture is required, such supplemental indenture comply with the Indenture and that all conditions precedent relating to such transactions have been satisfied.

                  (b)      For purposes of clause (a) of this Section 5.1 and
Section 13.6, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company, unless such disposition is to the Company.

Section 5.2       Successor Corporation Substituted.

                  Upon any permitted consolidation or merger or any permitted sale, lease, conveyance or transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale, lease, conveyance or transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named therein as the Company, and when a successor corporation duly assumes all of the obligations of the Company pursuant hereto and pursuant to the Securities, the predecessor shall be released from such obligations (except with respect to any obligations that arise from or as a result of such transaction).

                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

Section 6.1       Events of Default.

                  "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) failure to pay any installment of interest on or Liquidated Damages, if any, with respect to the Securities as and when the same becomes due and payable, or to perform any conversion of the Securities required under this Indenture, and the continuance of such failure for a period of 30 days, whether or not such payment is prohibited by Article XII;

                  (2) failure to pay all or any part of the principal of, or premium, if any, on the Securities when and as the same become due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, failure to pay all or any part of the Repurchase Price on the Repurchase Date in accordance with Article XI, whether or not such payment is prohibited by Article XII;

                  (3) failure by the Company to observe or perform any covenant or agreement contained in the Securities or this Indenture (other than a default in the performance of any covenant or agreement which is specifically dealt with elsewhere in this Section 6.1), and continuance of such failure for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the then outstanding Securities, a written notice;

                  (4) failure by the Company or any Significant Subsidiary to pay principal, premium or interest when due (after giving effect to any applicable period of grace) at maturity of any Indebtedness (other than non-recourse obligations), in an amount in excess of $20,000,000 and the continuance of such failure for 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the then outstanding Securities, a written notice;

                  (5) default by the Company or any Significant Subsidiary with respect to any Indebtedness (other than non-recourse obligations), which default results in the acceleration of Indebtedness having a principal amount in excess of $20,000,000 without such Indebtedness having been discharged or such acceleration having been rescinded or annulled for 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the then outstanding Securities, a written notice;

                  (6) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudging the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Significant Subsidiaries under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court of competent jurisdiction over the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Company, any of its Significant Subsidiaries, or of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days; or

                  (7) the Company or any of its Significant Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, fail generally to pay its debts as they become due, or take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing.

                  Notwithstanding the 60-day period and notice requirement contained in Section 6.1(3) above, with respect to a default under Article XI the 60-day period referred to in Section 6.1(3) shall be deemed to have begun as of the date the Change of Control notice is required to be sent in the event that the Company has not complied with the provisions of Section 11.1 and the Trustee or Holders of at least 25% in principal amount of the outstanding Securities thereafter give the Notice of Default referred to in Section 6.1(3) to the Company and, if applicable, the Trustee; provided, however, that if the breach or default is a result of a default in the payment when due of the Repurchase Price on the Repurchase Date, such Event of Default shall be deemed, for purposes of this Section 6.1, to arise no later than on the final Repurchase Date.

                  Notwithstanding anything to the contrary contained herein, nothing contained herein shall limit the ability of any one or more holders of Senior Indebtedness to perform any of the obligations of the Company or any of its Subsidiaries hereunder in order to prevent an Event of Default; it being agreed that no holder of Senior Indebtedness shall be under any obligation to perform any covenant on behalf of the Company or any of its Subsidiaries hereunder.

Section 6.2       Acceleration of Maturity Rescission and Annulment.

                  If an Event of Default (other than an Event of Default specified in Section 6.1(6) or (7) relating to the Company) occurs and is continuing, then in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of then outstanding Securities, by notices in writing to the Company and the Representative (and to the Trustee if given by Holders), may declare all principal, premium, if any, accrued interest and Liquidated Damages, if any, of the Securities (or the Repurchase Price if the Event of Default includes failure to pay the Repurchase Price, determined as set forth below), with respect thereto, to be due and payable on the earlier of (x) five Business Days following delivery of Acceleration Notices to the Company and the Representative and (y) the date of acceleration of the Designated Senior Indebtedness. If an Event of Default specified in Section 6.1(6) or (7) relating to the Company occurs, all principal, premium, if any, accrued interest and Liquidated Damages on or with respect thereto will be immediately due and payable on all outstanding Securities without any declaration or other act on the part of Trustee or the Holders.

                  At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of no less than a majority in aggregate principal amount of then outstanding Securities, by written notice to the Company and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

                  (1) the Company has paid or deposited with the Trustee Cash sufficient to pay

                           (A) all overdue interest on, and overdue Liquidated Damages with respect to, all Securities,

                           (B) the principal of (and premium, if any, applicable to) any Securities which would then be due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Securities,

                           (C) to the extent that payment of such interest is lawful, interest upon overdue interest and Liquidated Damages at the rate borne by the Securities, and

                           (D) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and

                  (2) all Events of Default, other than the non-payment of the principal of, premium, if any, interest on and Liquidated Damages with respect to Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in
         Section 6.12, including, if applicable, any Event of Default relating to the covenants contained in Section 11.1.

Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event. No such waiver shall cure or waive any subsequent Default or Event of Default or impair any right consequent thereon.

Section 6.3       Collection of Indebtedness and Suits for Enforcement by
                  Trustee.

                  The Company covenants that if an Event of Default in payment of principal, premium, interest or Liquidated Damages specified in clause (1) or
(2) of Section 6.1 occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the

Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium (if any), interest, Liquidated Damages and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any), Liquidated Damages and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs, fees and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel.

                  If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

                  If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.4       Trustee May File Proofs of Claim.

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or any other obligor upon the Securities or their creditors, the Trustee (which term as used in this Section shall include any predecessor Trustee) (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, interest or Liquidated Damages) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

                  (1) to file and prove a claim for the whole amount of principal (and premium, if any), interest and Liquidated Damages owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim under Section 7.7 for the compensation, fees, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders allowed in such judicial proceeding, and

                  (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same in accordance with Section 6.6;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, fees, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7. To the extent that the payment of such compensation, expenses, fees, disbursements and advances of Trustee, its agents and counsel and any other amounts due to the Trustee under Section 7.7 hereof out of the estate in any such judicial proceeding shall be denied for any reason, payment of the same shall be secured by a perfected first priority security interest in and lien on, and shall be paid out of, any and all distributions, dividends, money securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise, and any such security interest and lien in favor of any predecessor Trustee shall be senior to the security interest and lien in favor of the current Trustee.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.5       Trustee May Enforce Claims Without Possession of Securities.

                  All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, fees, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 6.6       Priorities.

                  Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any), interest or Liquidated Damages, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST:   To the Trustee (including any predecessor Trustee) in
         payment of all amounts due pursuant to Section 7.7;

                  SECOND: To the holders of Senior Indebtedness of the Company to the extent provided in Article XII;

                  THIRD:   To the Holders in payment of the amounts then due and
         unpaid for principal of, premium (if any), interest on and Liquidated Damages with respect to, the Securities in respect or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any), interest and Liquidated Damages, respectively; and

                  FOURTH: To whomsoever may be lawfully entitled thereto, the remainder, if any.

Section 6.7       Limitation on Suits.

                  No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                  (A) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                  (B) the Holders of not less than 25% in principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (C) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

                  (D) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (E) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of then outstanding Securities; it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 6.8 Unconditional Right of Holders to Receive Principal, Premium, Interest Make-Whole Payment and Interest.

                  Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, premium, Interest Make-Whole Payment, if any, and interest on, such Security when due (including, in the case of redemption, the Redemption Price on the applicable Redemption Date, and in the case of the Repurchase Price, on the applicable Repurchase Date), to convert such Security in accordance with Article XIII, and to institute suit for the enforcement of any such payment and right to convert after such respective dates, and such rights shall not be impaired without the consent of such Holder.

Section 6.9       Rights and Remedies Cumulative.

                  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.10      Delay or Omission Not Waiver.

                  No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.11      Control by Holders.

                  The Holder or Holders of no less than a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided that

                  (1) such direction shall be made in writing to the Trustee and shall not be in conflict with any rule of law or with this Indenture,

                  (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

                  (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.12      Waiver of Past Default.

                  The Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Securities may, on behalf of all Holders, prior to the declaration of acceleration of the maturity of the Securities, waive any past default hereunder and its consequences, except a default (A) in the payment of the principal of, premium, if any, or interest on any Security not yet cured as specified in clauses (1) and (2) of Section 6.1, or (B) in respect of a covenant or provision hereof which, under Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

                  Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

Section 6.13      Undertaking for Costs.

                  All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of then outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, premium (if any), interest on or Liquidated Damages with respect to, any Security on or after the respective Stated Maturity of such Security (including, in the case of redemption, on or after the Redemption
Date).

Section 6.14      Restoration of Rights and Remedies.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                  ARTICLE VII

                                     TRUSTEE

                  The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

Section 7.1       Duties of Trustee.

                  (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b) Except during the continuance of a Default or an Event of Default:

                  (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

                  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts purported to be stated therein).

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a written direction received by it pursuant to Section 6.11.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability. The Trustee shall be under no obligation to perform any of its rights or duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                  (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this Section 7.1.

                  (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

Section 7.2       Rights of Trustee.

                  Subject to Section 7.1:

                  (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any such Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture.

                  (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

                  (g) Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  (h) The Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default, except (i) any Event of Default occurring pursuant to Sections 6.1(1) or 6.1(2), or (ii) any Default or Event of Default of which a Trust Officer of the Trustee shall have received written notification or obtained actual knowledge.

                  (i) No permissive right of the Trustee to act hereunder shall be construed as a duty.

                  (j) If in the administration of this Indenture the Trustee deems it desirable that a matter be proved or established prior to taking, suffering or omitting to take any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate, an Opinion of Counsel, or both.

                  (k) The Trustee shall not be deemed to have notice or knowledge (including actual knowledge) of any matter unless a Trust Officer has actual knowledge thereof or unless written notice thereof is received by the Trustee at the office specified in Section 14.2 and such notice references the Securities generally, the Company or this Indenture.

                  (l) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

                  (m) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (n) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

                  (o) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.3       Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any of its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.4       Trustee's Disclaimer.

                  The Trustee makes no representation as to the validity or adequacy of this Indenture, the Registration Rights Agreement, the Offering Circular or the Securities and it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities, other than the Trustee's certificate of authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

Section 7.5       Notice of Default.

                  If a Default or an Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after the later to occur of (i) the occurrence of such Default or Event of Default or
(ii) the date the Trustee becomes aware of such Default or Event of Default. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any) of, interest on or Liquidated Damages with respect to, any Security (including the payment of the Repurchase Price on the Repurchase Date and the payment of the Redemption Price on the Redemption Date), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Holders.

Section 7.6       Reports by Trustee to Holders.

                  Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, if required by law, mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

                  A copy of each report at the time of its mailing to Holders shall be mailed to the Company and, if required, filed with the SEC and each stock exchange, if any, on which the Securities are listed.

                  The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automatic quotation system or of any delisting thereof.

Section 7.7       Compensation and Indemnity.

                  The Company agrees to pay to the Trustee from time to time such compensation for its services as the parties shall agree from time to time in writing and, in the absence of such agreement, reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses, fees and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements, fees and expenses of the Trustee's agents, accountants, experts and counsel.

                  The Company agrees to indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, employees, attorneys-in-fact and agents for, and hold them harmless against, any and all claims, demands, expenses (including but not limited to reasonable compensation, fees, disbursements and expenses of the Trustee's agents and counsel), losses, damages or liabilities incurred by it without negligence, bad faith or willful misconduct on its part, arising out of, related to, or in connection with the acceptance or administration of this trust and its rights or duties hereunder including the reasonable costs and expenses, the costs and expenses of enforcing this Indenture against the Company and of defending itself against any claim (whether asserted by the Company, or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and, in the reasonable judgment of the Trustee, there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent attributable to the negligence, bad faith or willful misconduct of the Trustee.

                  To secure the Company's payment obligations in this Section 7.7, the Trustee and each predecessor Trustee shall have a perfected lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal and premium, if any, of or interest on particular Securities. Any lien in favor of a predecessor Trustee shall be senior to any lien in favor of the current Trustee.

                  When the Trustee incurs expenses or fees or renders services after an Event of Default specified in Section 6.1(6) or (7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                  The Company's obligations under this Section 7.7 and any lien arising hereunder shall survive indefinitely, including upon the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to
Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

Section 7.8       Replacement of Trustee.

                  The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in principal amount of then outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing. The Company, by Board of Directors resolution, may remove the Trustee if:

                  (a)      the Trustee fails to comply with Section 7.10;

                  (b)      the Trustee is adjudged bankrupt or insolvent;

                  (c) a receiver, Custodian, or other public officer takes charge of the Trustee or its property; or

                  (d)      the Trustee becomes incapable of acting.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of this Section 7.8.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of then outstanding Securities may, with the Company's consent, appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately upon delivery of such notice and provided that all sums owing to the retiring Trustee provided for in Section 7.7 have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

                  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in principal amount of then outstanding Securities may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any bona fide Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding replacement of the Trustee pursuant to this
Section 7.8, the Company's obligations under Section 7.7 shall continue indefinitely for the benefit of the retiring Trustee.

Section 7.9       Successor Trustee by Merger, Etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

Section 7.10      Eligibility; Disqualification.

                  The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1), (2) and (5). The Trustee and its direct parent or, in the case of a corporation included in a bank holding company system, the related bank holding company, shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

Section 7.11      Preferential Collection of Claims Against Company.

                  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

Section 7.12      Other Capacities.

                  All references in this Indenture to the Trustee shall be deemed to refer to the Trustee in its capacity as Trustee and in its capacities as any Agent, to the extent acting in such capacities, and every provision of this Indenture relating to the conduct or affecting the liability or offering protection, immunity or indemnity to the Trustee shall be deemed to apply with the same force and effect to the Trustee acting in its capacity as any Agent.

                                 ARTICLE VIII

                           SATISFACTION AND DISCHARGE

Section 8.1       Satisfaction and Discharge of Indenture.

                  The Company may terminate its obligations under this Indenture (subject to the provisions of this Article VIII and Section 7.7) while the Securities remain outstanding if the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States, each stating that all conditions precedent have been complied with as contemplated by this Section 8.1 and (1) all of the outstanding Securities have or will become due and payable at their Stated Maturity within one year or (2) all of the outstanding Securities are scheduled for redemption within one year, and in either case, the Company has deposited with the Trustee an amount sufficient to pay and discharge all of the outstanding Securities on the date of their Stated Maturity or the Redemption Date.

Section 8.2       Repayment to the Company.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, for the payment of the principal of, premium, if any, interest on or Liquidated Damages with respect to any Security and remaining unclaimed for two years after such principal, premium, if any, interest or Liquidated Damages has become due and payable shall be paid to the Company on its written request; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease.

                                  ARTICLE IX

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.1       Supplemental Indentures Without Consent of Holders.

                  Without the consent of any Holder, the Company, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                  (1) to cure any ambiguity, defect, or inconsistency, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided that such action pursuant to this clause (1) does not adversely affect the interests of any Holder in any respect;

                  (2) to create additional covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or to make any other change that does not adversely affect the rights of any Holder, provided that the Company has delivered to the Trustee an Opinion of Counsel stating that such change pursuant to this clause
         (2) does not adversely affect the rights of any Holder;

                  (3) to provide for collateral for or guarantors of the Securities;

                  (4) to evidence the succession of another Person to the Company and the assumption by any such successor of the obligations of the Company herein and in the Securities in accordance with Article V; or

                  (5)      to comply with the TIA.

Section 9.2 Amendments, Supplemental Indentures and Waivers with Consent of Holders.

                  Subject to the last sentence of this paragraph, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, by written act of said Holders delivered to the Company and the Trustee, the Company, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities. Subject to the last sentence of this paragraph, the Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Securities may, in writing, waive compliance by the Company with any provision of this Indenture or the Securities. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Security affected thereby:

                  (1) change the Stated Maturity of any Security or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Security or any premium or the interest thereon with respect thereto is payable, or impair the right to institute suit for the conversion of any Security or the enforcement of any such payment on or after the due date thereof (including, in the case of redemption, on or after the Redemption Date), or reduce the Repurchase Price, or alter the Repurchase Offer or redemption provisions in a manner adverse to the Holders;

                  (2) reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in the Indenture;

                  (3) adversely affect the right of such Holder to convert Securities or the rights of any holder conferred by Article XIII; or

                  (4) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

                  It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

                  After an amendment, supplement or waiver under this Section
9.2 or Section 9.4 becomes effective, it shall bind each Holder.

                  In connection with any amendment, supplement or waiver under this Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or (at the option of the Company) to all Holders, consideration for consent to such amendment, supplement or waiver.

Section 9.3       Compliance with TIA.

                  Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

Section 9.4       Revocation and Effect of Consents.

                  Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Company, the Trustee or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                  Notwithstanding the preceding paragraph, after an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (4) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security unless consent of all Holders has been obtained pursuant to clauses
(1) through (4) of Section 9.2.

Section 9.5       Notation on or Exchange of Securities.

                  If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

Section 9.6       Trustee to Sign Amendments, Etc.

                  The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.

                                   ARTICLE X

                          MEETINGS OF SECURITYHOLDERS

Section 10.1      Purposes for Which Meetings May Be Called.

                  A meeting of Securityholders may be called at any time and from time to time pursuant to the provisions of this Article X for any of the following purposes:

                  (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article VI;

                  (b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article VII;

                  (c) to consent to an amendment, supplement or waiver pursuant to provisions of Section 9.2; or

                  (d) to take any other action (i) authorized to be taken by or on behalf of the Holder or Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture, or authorized or permitted by law or (ii) which the Trustee deems necessary or appropriate in connection with the administration of this Indenture.

Section 10.2      Manner of Calling Meetings.

                  The Trustee may at any time call a meeting of Securityholders to take any action specified in Section 10.1, to be held at such time and at such place in New York, New York or elsewhere as the Trustee shall determine. Notice of every meeting of Securityholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed at the Company's expense by the Trustee, first-class postage prepaid, to the Company and to the Holders at their last addresses as they shall appear on the registration books of the Registrar, not less than 10 nor more than 60 days prior to the date fixed for a meeting.

                  Any meeting of Securityholders shall be valid without notice if the Holders of all Securities then outstanding are present in Person or by proxy, or if notice is waived before or after the meeting by the Holders of all Securities outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 10.3      Calling of Meetings by the Company or Holders.

                  In case at any time the Company or the Holders of not less than 10% in aggregate principal amount of the Securities then outstanding, shall have requested the Trustee to call a meeting of Securityholders to take any action specified in Section 10.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such written request, then the Company or the Holders of Securities in the amount above specified may determine the time and place in New York, New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in Section 10.2, or by causing notice thereof to be published at least once in each of two successive calendar weeks (on any Business Day during such week) in a newspaper or newspapers printed in the English language, customarily published at least five days a week of a general circulation in the City of New York, State of New York, the first such publication to be not less than 10 nor more than 60 days prior to the date fixed for the meeting.

Section 10.4      Who May Attend and Vote at Meetings.

                  To be entitled to vote at any meeting of Securityholders, a Person shall be (a) a registered Holder of one or more Securities, or (b) a Person appointed by an instrument in writing as proxy for the registered Holder or Holders of Securities. The only Persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company, and its counsel.

Section 10.5      Regulations May Be Made by Company; Conduct of the Meeting:
                  Voting Rights; Adjournment.

                  Notwithstanding any other provision of this Indenture, the Company may make such reasonable regulations as it may deem advisable for any action by or any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Securities entitled to vote at such meeting, in which case those and only those Persons who are Holders of Securities at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.

                  The Holders shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 10.3, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.

                  At any meeting each Securityholder or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him, in whole vote increments; provided, however, that no vote shall be cast or counted at any meeting in respect of any Securities challenged as not outstanding and ruled by the chairman of the meeting to be not then outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Securityholders. Any meeting of Securityholders duly called pursuant to the provisions of Section
10.2 or Section 10.3 may be adjourned from time to time by vote of the Holder or Holders of a majority in aggregate principal amount of the Securities represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

Section 10.6      Voting at the Meeting and Record to Be Kept.

                  The vote upon any resolution submitted to any meeting of Securityholders shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amount of the Securities voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 10.2 or published as provided in Section 10.3. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

                  Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 10.7 Exercise of Rights of Trustee or Holders May Not Be Hindered or Delayed by Call of Meeting.

                  Nothing contained in this Article X shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders under any of the provisions of this Indenture or of the Securities.

                                  ARTICLE XI

              RIGHT TO REQUIRE REPURCHASE UPON A CHANGE OF CONTROL

Section 11.1 Repurchase of Securities at Option of the Holder Upon a Change of Control.

                  (a) Subject to Section 11.2, in the event that a Change of Control occurs, the Company shall first, offer to repay in full and terminate all commitments under all Indebtedness under the Credit Facility and all such other Senior Indebtedness and to repay the Indebtedness owed to such lender which has accepted such offer and second, offer, subject to the terms and conditions of this Indenture, to purchase all or any part of each Holder's Securities (provided that the principal amount of such Securities must be $1,000 or an integral multiple thereof) on the date (the "Repurchase Date") that is no later than 45 Business Days (except as hereinafter provided) after the occurrence of such Change of Control, at a price (the "Repurchase Price") equal to 100% of the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to (but excluding) the Repurchase Date.

                  At the Company's option, instead of paying the Repurchase Price solely in Cash, it may pay the Repurchase Price (to the extent not paid in Cash) in shares of Common Stock, valued at 95% of the average of the closing prices for the five Trading Days immediately preceding and including the third Trading Day preceding the Repurchase Date. The Repurchase Price may be paid in shares of Common Stock only if the following conditions are satisfied:

                  (1) such shares have been registered under the Securities Act or are freely transferable without such registration;

                  (2) the issuance of Common Stock does not require registration or qualification with or approval of any governmental authority under any state law or any other federal law, which registration or qualification or approval has not been made or obtained;

                  (3) such shares have been approved for quotation on the Nasdaq National Market or listing on a national securities exchange; and

                  (4) such shares will be issued out of the Company's authorized but unissued common stock and upon issuance, will be duly and validly issued and fully paid and non-assessable and free of any preemptive rights.

                  (b) In the event that, pursuant to this Section 11.1, the Company shall be required to commence an offer to purchase Securities (a "Repurchase Offer"), the Company shall follow the procedures set forth in this
Section 11.1 as follows:

                  (1) the Repurchase Offer shall commence within 25 Business Days following a Change of Control;

                  (2) the Repurchase Offer shall remain open for 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law;

                  (3) upon the expiration of a Repurchase Offer, the Company shall purchase all Securities tendered in response to the Repurchase Offer;

                  (4) if the Repurchase Date is on or after an interest payment Record Date and on or before the related Interest Payment Date, any accrued interest and Liquidated Damages will be paid to the Person in whose name a Security is registered at the close of business on such Record Date, and no additional interest or Liquidated Damages will be payable to Securityholders who tender Securities pursuant to the Repurchase Offer;

                  (5) the Company shall provide the Trustee with written notice of the Repurchase Offer at least 5 Business Days before the commencement of any Repurchase Offer (or such shorter period that is satisfactory to the Trustee); and

                  (6) on or before the commencement of any Repurchase Offer, the Company or the Trustee (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the Securityholders, which (to the extent consistent with this Indenture) shall govern the terms of the Repurchase Offer and shall state:

                           (i) that the Repurchase Offer is being made pursuant to such notice and this Section 11.1 and that all Securities, or portions thereof, tendered will be accepted for payment;

                           (ii) the Repurchase Price (including the amount of accrued and unpaid interest and Liquidated Damages, if any), the Repurchase Date and the Repurchase Put Date;

                           (iii) the portion of the Repurchase Price, if any, that will be paid in Cash;

                           (iv) that any Security, or portion thereof, not tendered and accepted for payment will continue to accrue interest and Liquidated Damages, if any;

                           (v) that, unless the Company defaults in depositing Cash with the Paying Agent in accordance with the last paragraph of this clause (b) or such payment is prevented pursuant to Article XII, any Security, or portion thereof, accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Repurchase Date;

                           (vi) that Holders electing to have a Security, or portion thereof, purchased pursuant to a Repurchase Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 11.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the earlier of (a) the third Business Day prior to the Repurchase Date and (b) the third Business Day following the expiration of the Repurchase Offer (such earlier date being the "Repurchase Put Date");

                           (vii) that Holders will be entitled to withdraw their election, in whole or in part, if the Paying Agent (which may not for purposes of this Section 11.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) receives, up to the close of business on the Repurchase Put Date, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased; and

                           (viii) a brief description of the events resulting in such Change of Control.

                  Any such Repurchase Offer shall comply with all applicable provisions of federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

                  On or before the Repurchase Date, the Company will (i) accept for payment Securities or portions thereof properly tendered pursuant to the Repurchase Offer on or before the Repurchase Put Date, (ii) deposit with the Paying Agent Cash and, if the Company has so opted pursuant to clause (a) hereof, shares of Common Stock, sufficient to pay the Repurchase Price (together with accrued and unpaid interest and Liquidated Damages, if any) of all Securities or portions thereof so tendered and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate listing the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to Holders of Securities so accepted payment in an amount equal to the Repurchase Price (together with accrued and unpaid interest and Liquidated Damages, if any), and the Trustee will promptly authenticate and mail or deliver to such Holders a new Security or Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Repurchase Offer on or as soon as practicable after the Repurchase Date.

Section 11.2      Rescission of Change of Control Determination.

                  At any time prior to the close of business on the Business day immediately preceding the Repurchase Date, the Holders of more than 66-2/3% in aggregate principal amount of the then outstanding Securities, by written act of said Holders delivered to the Company and the Trustee, may determine that the event giving rise to the Change of Control shall not be treated as a Change of Control for purposes of Section 11.1, in which event:

                  (1)      the provisions of Section 11.1(a) shall not apply;

                  (2) if a Repurchase Offer has been made by the Company pursuant to Section 11.1(b), such Repurchase Offer shall be deemed revoked; and

                  (3) if any Securities have been tendered in response to the revoked Repurchase Offer, such tenders shall be deemed rescinded and the Securities promptly returned to the Holders thereof.

                  Following a determination by the Holders pursuant to this
Section 11.2, the Company shall mail to all Holders a notice briefly describing such determination. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such determination. An effective determination under this Section 11.2 shall be binding on all holders.

                                  ARTICLE XII

                                 SUBORDINATION

Section 12.1      Securities Subordinated to Senior Indebtedness.

                  Notwithstanding anything to the contrary contained herein, the Company and each Holder, by its acceptance of Securities, agree that (a) the payment of the principal of, premium, if any, and interest on and Liquidated Damages with respect to, the Securities and (b) any other payment in respect of the Securities, including on account of the acquisition or redemption of the Securities by the Company (but specifically excluding payments to the Trustee for its own benefit), is subordinated, to the extent and in the manner provided in this Article XII, to the prior payment in full in cash of all Obligations on Senior Indebtedness of the Company, whether outstanding at the date of this Indenture or thereafter created, incurred, assumed or guaranteed, and that these subordination provisions are for the benefit of the holders of Senior Indebtedness.

                  This Article XII shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions. In addition, the payment of cash, property or securities (other than Junior Securities) upon conversion of a Security pursuant to Article XIII will constitute payment on a Security and therefore will be subject to the subordination provisions contained in this Indenture.

Section 12.2      No Payment on Securities in Certain Circumstances.

                  (a) No payment or distribution of any kind or character (by set-off or otherwise) may be made by or on behalf of the Company directly or through any Subsidiary on account of the principal of, premium, if any, interest on, or Liquidated Damages or any other Obligations under or with respect to, the Securities, or to acquire any of the Securities (including repurchases of Securities at the option of the Holder) for cash or property (other than Junior Securities), or on account of the redemption provisions of the Securities (collectively, the "Subordinated Obligations"), (i) upon the maturity of any Senior Indebtedness by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and interest on, and fees, charges, expenses, indemnifications and all other Obligations payable in respect of Designated Senior Indebtedness are first paid in full in cash, or (ii) in the event of default in the payment of any principal of, premium, if any, or interest in respect of Designated Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (collectively, a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

                  (b) Upon (i) the happening of an event of default (other than a Payment Default) that permits, or would permit, with (w) the passage of time, (x) the giving of notice, (y) the making of any payment of the Securities then required to be made, or (z) any combination thereof (collectively, a "Non-Payment Default"), the holders of Designated Senior Indebtedness or their representative immediately to accelerate the maturity of such Designated Senior Indebtedness and (ii) written notice of such Non-Payment Default given to the Company and the Trustee by the Representative (a "Payment Notice"), then, unless and until such Non-Payment Default has been cured or waived or otherwise has ceased to exist, no payment or distribution of any kind or character in cash or property (by set-off or otherwise) may be made by or on behalf of the Company directly or through any Subsidiary on account of the Subordinated Obligations, in any such case other than payments made with Junior Securities. Notwithstanding the foregoing, unless (i) the Designated Senior Indebtedness in respect of which such Non-Payment Default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period"), and (ii) such declaration has not been rescinded or waived, at the end of the Payment Blockage Period, the Company shall be required to pay to the Holders of the Securities all sums not paid to the Holders of the Securities during the Payment Blockage Period due to the foregoing prohibitions (and upon the making of such payments any acceleration of the Securities made during the Payment Blockage Period shall be of no further force or effect) and to resume all other payments as and when due on the Securities. Not more than one Payment Notice may be given in any consecutive 365-day period, irrespective of the number of defaults with respect to Senior Indebtedness during such period. In no event, however, may the total number of days during which any Payment Blockage Period is or Payment Blockage Periods are in effect exceed 179 days in the aggregate during any consecutive 365 day period.

                  (c) In furtherance of the provisions of Section 12.1, in the event that, notwithstanding the foregoing provisions of this Section 12.2, any payment or distribution of assets of the Company (other than Junior Securities) shall be received by the Trustee on behalf of the Holders or any Paying Agent for the benefit of the Holders at a time when such payment or distribution is prohibited by the provisions of this Section 12.2, such payment or distribution (subject to the provisions of Sections 12.6 and 12.9) shall be held in trust for the benefit of the holders of Senior Indebtedness, and shall be paid or delivered by such Holders or the Trustee or such Paying Agent, as the case may be, to the holders of Senior Indebtedness of the Company remaining unpaid or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness of the Company may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness of the Company held or represented by each, for application to the payment of all Senior Indebtedness of the Company in full after giving effect to any concurrent payment and distribution to the holders of such Senior Indebtedness.

Section 12.3 Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution Liquidation or Reorganization.

                  Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshaling of assets or liabilities:

                  (a) the holders of all Senior Indebtedness of the Company shall first be entitled to receive payments on all Obligations due on the Senior Indebtedness in full in cash before the Holders are entitled to receive any payment or distribution of any kind or character on account of the Subordinated Obligations (other than Junior Securities);

                  (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by setoff or otherwise), except for the provisions of this
Article XII, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of Senior Indebtedness or their representative to the extent necessary to make payment in full in cash of all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness (but this Section 12.3(b) shall not apply to payments or distributions to the Trustee for its own benefit); and

                  (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Junior Securities), shall be received by the Trustee for the benefit of the Holders or the Holders or any Paying Agent for the benefit of the Holders (or, if the Company or any Affiliate of the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) on account of Subordinated Obligations before all Senior Indebtedness is paid in full in cash, such payment or distribution (subject to the provisions of Sections 12.6 and 12.9) shall be received and held in trust by the Trustee or such Holder or Paying Agent for the benefit of the holders of such Senior Indebtedness, or their respective representative, and shall be paid over to or delivered to the holders of the Senior Indebtedness, ratably according to the respective amounts of such Senior Indebtedness held or represented by each, to the extent necessary to make payment as provided herein of all such Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions to or for the holders of such Senior Indebtedness, but only to the extent that as to any holder of such Senior Indebtedness, as promptly as practical following notice from the Trustee to the holders of such Senior Indebtedness that such prohibited payment has been received by the Trustee, Holder(s) or Paying Agent (or has been segregated as provided above), such holder (or a representative therefor) notifies the Trustee of the amounts then due and owing on such Senior Indebtedness, if any, held by such holder and only the amounts specified in such notices to the Trustee shall be paid to the holders of such Senior Indebtedness.

Section 12.4 Securityholders to Be Subrogated to Rights of Holders of Senior Indebtedness.

                  Subject to the payment in full in cash of all Senior Indebtedness of the Company as provided herein, the Holders of Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Indebtedness by the Company, or by or on behalf of the Holders by virtue of this Article XII, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be payment by the Company or on account of such Senior Indebtedness, it being understood that the provisions of this Article XII are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Indebtedness, on the other hand.

                  If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article XlI shall have been applied, pursuant to the provisions of this Article XII, to the payment of amounts payable under Senior Indebtedness of the Company, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full.

Section 12.5      Obligations of the Company Unconditional.

                  Nothing contained in this Article XII or elsewhere in this Indenture or in the Securities is intended to or shall impair as between the Company and the Holders, the obligation of each such Person, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on, the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XII, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Notwithstanding anything to the contrary in this Article XII or elsewhere in this Indenture or in the Securities, upon any distribution of assets of the Company referred to in this Article XII, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior In-debtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII so long as such court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this Article XII. Nothing in this Section 12.5 shall apply to the claims of, or payments to, the Trustee under or pursuant to
Section 7.7 or otherwise for its own benefit.

Section 12.6 Trustee and Other Agents Entitled to Assume Payments Not Prohibited in Absence of Notice.

                  The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. The Trustee and all other Agents shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until a Trust Officer of the Trustee or any Paying Agent shall have actually received, no later than one Business Day prior to such payment, written notice thereof in compliance with Section 14.2 from the Company or from one or more holders of Senior Indebtedness or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.1 and 7.2, shall be entitled in all respects conclusively to assume that no such fact exists.

Section 12.7 Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness.

                  No right of any present or future holders of any Senior Indebtedness to enforce subordination provisions contained in this Article XII shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. Without the consent of or notice to the Trustee or the Holders, the holders of Senior Indebtedness may (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness, or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the payment or collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

Section 12.8 Securityholders Authorize Trustee to Effectuate Subordination of Securities.

                  Each Holder of the Securities by his acceptance thereof authorizes the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this
Article XII pursuant to this Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquida-tion or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors of the Company), the immediate filing of a claim for the unpaid balance of his Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their representative to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their representative to vote in respect of the claim of any Securityholder in any such proceeding.

Section 12.9      Right of Trustee to Hold Senior Indebtedness.

                  The Trustee shall be entitled to all of the rights set forth in this Article XII in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

                  Nothing in this Article XII shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

Section 12.10     Article XII Not to Prevent Events of Default.

                  The failure to make a payment on account of principal of, premium, if any, interest on, or Liquidated Damages with respect to, the Securities by reason of any provision of this Article XII shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.1 or in any way prevent the Holders from exercising any right hereunder other than the right to receive payment on the Securities.

Section 12.11 No Duty of Trustee and Other Agents to Holders of Senior Indebtedness.

                  The Trustee and the other Agents shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders (other than for its willful misconduct or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of Securities or the Company or any other Person, cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XII or otherwise. Nothing in this Section 12.12 shall affect the obligation of any other such Person receiving such payment or distribution from the Trustee or any other Agent to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their representative.

                  With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article XII and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture as against the Trustee.

Section 12.12     Amendments.

                  The provisions of this Article XII may not be amended or modified without the written consent of the holders of Designated Senior Indebtedness or their representatives in accordance with the instruments governing the terms of such Designated Senior Indebtedness.

Section 12.13     Reliance on Judicial Order or Certificate of Liquidating
                  Agent.

                  Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 7.1, and the Holders of the Securities shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, Custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Designated Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII.

                                 ARTICLE XIII

                            CONVERSION OF SECURITIES

Section 13.1      Conversion Privilege.

                  Subject to and upon compliance with the provisions of this
Article XIII, at the option of the Holder thereof, any Security may at any time, be converted, in whole, or in part in multiples of $1,000 principal amount, into fully paid and non-assessable shares of Common Stock issuable upon conversion of the Securities, at the conversion price in effect at the Date of Conversion, until and including, but not after the close of business on the Stated Maturity, unless such Security or some portion thereof shall have been called for redemption or delivered for repurchase prior to such date and no default is made in making due provision for the payment of the Redemption Price in accordance with the terms of this Indenture, in which case, with respect to such Security or portion thereof as has been so called for redemption or delivered for repurchase, such Security or portion thereof may be so converted until and including, but not after, the close of business on the Business Day immediately prior to the Redemption Date or Repurchase

Date, as applicable, for such Security, unless the Company subsequently fails to pay the applicable Redemption Price or Repurchase Price, as the case may be.

Section 13.2      Exercise of Conversion Privilege.

                  In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security to the Company at any time during usual business hours at its office or agency maintained for the purpose as provided in this Indenture, accompanied by a fully executed written notice, in substantially the form set forth on the reverse of the Security a copy of which may be obtained from the Trustee, that the Holder elects to convert such Security or a stated portion thereof constituting a multiple of $1,000 principal amount, and, if such Security is surrendered for conversion during the period between the close of business on any Record Date and the opening of business on the next following Interest Payment Date and has not been called for redemption on a Redemption Date or repurchase on a Repurchase Date which occurs within such period, accompanied also by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of the Security being surrendered for conversion, notwithstanding such conversion. Such notice of conversion shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. Securities surrendered for conversion shall (if reasonably required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his attorney duly authorized in writing. As promptly as practicable after the receipt of such notice and the surrender of such Security as aforesaid, the Company shall, subject to the provisions of Section 13.8 hereof, issue and deliver at such office or agency to such Holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion of Securities in accordance with the provisions of this Article XIII and Cash, as provided in
Section 13.3 hereof, in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date (herein called the "Date of Conversion") on which such Security shall have been surrendered as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on the Date of Conversion the holder or holders of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall cause the person or persons in whose name or names the certificate or certificates for such shares are to be issued to be deemed to have become the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open but such conversion shall nevertheless be at the conversion price in effect at the close of business on the date when such Security shall have been so surrendered with the conversion notice. In the case of conversion of a portion, but less than all, of a Security, the Company shall as promptly as practicable execute, and the Trustee shall thereafter authenticate and deliver to the Holder thereof, at the expense of the Company, a Security or Securities in the aggregate principal amount of the unconverted portion of the Security surrendered. Except as otherwise expressly provided in this Indenture, no payment or ad-justment shall be made for interest accrued on any Security (or portion thereof) converted or for dividends or distributions on any Common Stock issued upon conversion of any Security.

Section 13.3      Fractional Interests.

                  No fractions of shares or scrip representing fractions of shares shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities so surrendered. If any fraction of a share of Common Stock would, except for the foregoing provisions of this Section 13.3, be issuable on the conversion of any Security or Securities, the Company shall make payment in lieu thereof in an amount of Cash equal to the value of such fraction computed on the basis of the last sale price of the Common Stock as reported on the Nasdaq National Market (or if not listed for trading thereon, then on the principal national securities exchange or on the principal automated quotation system on which the Common Stock is listed or admitted to trading) at the close of business on the Date of Conversion or if no such sale takes place on such day, the last sale price for such day shall be the average of the closing bid and asked prices regular way on the Nasdaq National Market (or if not listed for trading thereon, on the principal national securities exchange or on the principal automated quotation system on which the Common Stock is listed or admitted to trading) for such day (any such last sale price being hereinafter referred to as the "Last Sale Price"). If on such Trading Day the Common Stock is not quoted by any such organization, the fair value of such Common Stock on such day, as reasonably determined in good faith by the Board of Directors of the Company, shall be used.

Section 13.4      Conversion Price.

                  The conversion price per share of Common Stock issuable upon conversion of the Securities (as such price may be adjusted, herein called the "Conversion Price") shall initially be $5.00 (which reflects a conversion rate of 200 shares of Common Stock per $1,000 in principal amount of Securities).

Section 13.5      Adjustment of Conversion Price.

                  The Conversion Price shall be subject to adjustment from time to time as follows:

                  (a) In case the Company shall make or pay a dividend or make a distribution in shares of Common Stock on any class of Capital Stock of the Company, the Conversion Price in effect immediately following the record date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such date and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution. An adjustment made pursuant to this subsection (a) shall become effective immediately, except as provided in subsections (i) and (j) below, after such record date.

                  (b) In case the Company shall (1) subdivide its outstanding shares of Common Stock into a greater number of shares or
         (2) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately following the effectiveness of such action shall be adjusted by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination and the denominator shall be the number of shares outstanding immediately after giving effect to such subdivision or combination. An adjustment made pursuant to this subsection (b) shall become effective immediately, except as provided in subsection (i) and (j) below, after the effective date of a subdivision or combination.

                  (c) In case the Company shall issue rights, options or warrants to all or substantially all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the then current market price per share of the Common Stock (as determined pursuant to subsection (g) below) on the record date fixed for determination of the shareholders entitled to receive such rights, option or warrants, the Conversion Price in effect immediately following such record date shall be adjusted to a price, computed to the nearest cent, so that the same shall equal the price determined by multiplying:

                           (i)      such Conversion Price by a fraction, of
                  which

                           (ii) the numerator shall be (A) the number of shares of Common Stock outstanding on such record date plus
                  (B) the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such current market price (determined by multiplying such total number of shares by the exercise price of such rights, options or warrants and dividing the product so obtained by such current market price), and of which

                           (iii) the denominator shall be (A) the number of shares of Common Stock outstanding on such record date plus
                  (B) the number of additional shares of Common Stock which are so offered for subscription or purchase.

                  Such adjustment shall become effective immediately, except as provided in subsections (i) and (j) below, after the record date for the determination of holders entitled to receive such rights, options or warrants; provided, however, that if any such rights, options or warrants issued by the Company as described in this subsection (c) are only exercisable upon the occurrence of certain triggering events, then the Conversion Price will not be adjusted as provided in this subsection (c) until such triggering events occur. Upon the expiration or termination of any rights, options or warrants without the exercise of such rights, options or warrants, the Conver-sion Price then in effect shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such rights, options or warrants, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                  (d) In case the Company or any Subsidiary of the Company shall distribute to all or substantially all holders of Common Stock, any of its assets, evidences of indebtedness, cash or securities (other than (x) dividends or distributions exclusively in cash, (y) any dividend or distribution for which an adjustment is required to be made in accordance with subsection (a) or (c) above and in mergers and consolidations to which Section 13.6 applies, or (z) any distribution of rights or warrants subject to subsection (l) below or any distribution in connection with a liquidation, dissolution or winding up of the Company or any Subsidiary) then in each such case the Conversion Price in effect immediately following the record date fixed for the determination of the shareholders entitled to such distribution shall be adjusted so that the same shall equal the price determined by multiplying such Conversion Price by a fraction of which the numerator shall be the then current market price per share of the Common Stock (determined as provided in subsection (g) below) on such record date less the then fair market value (as reasonably determined in good faith by the Board of Directors of the Company) of the portion of the assets so distributed applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of the Common Stock. Such adjustment shall become effective immediately, except as provided in subsections (i) and (j) below, after the record date for the determination of shareholders entitled to receive such distribution.

                  (e) In case the Company or any Subsidiary of the Company shall make any distribution consisting exclusively of cash (excluding any cash portion of distributions for which an adjustment is required to be made in accordance with subsection (d) above, or cash distributed upon a merger or consolidation to which Section 13.6 applies) to all or substantially all holders of Common Stock in an aggregate amount that, combined together with (i) all other such all-cash distributions made within the then preceding 12 months in respect of which no adjustment pursuant to this subsection (e) has been made and (ii) any cash and the fair market value of other consideration paid or payable in respect of any tender offer by the Company or any of its Subsidiaries for Common Stock concluded within the preceding 12 months in respect of which no adjustment has been made, exceeds 10% of the Company's market capitalization (defined as being the product of the then current market price of the Common Stock (determined as provided in subsection (g) below) times the number of shares of Common Stock then outstanding) on the record date fixed for the determination of the shareholders entitled to such distribution, in each such case the Conversion Price immediately following such record date shall be adjusted so that the same shall equal the price determined by multiplying such Conversion Price by a fraction of which the numerator shall be the then current market price per share of the Common Stock on such record date less the amount of the cash and/or fair market value (as reasonably determined in good faith by the Board of Directors of the Company) of other consideration so distributed applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of the Common Stock. Such adjustment shall become effective immediately, except as provided in subsections (i) and (j) below, after the record date for the determination of shareholders entitled to receive such distribution.

                  (f) In case the Company or any Subsidiary of the Company shall complete a tender offer for all or any portion of the Common Stock (any such tender offer being referred to as an "Offer") that involves an aggregate consideration having a fair market value as of the expiration of such Offer (the "Expiration Time") that, together with (i) any cash and the fair market value of any other consideration payable in respect of any other tender offer, as of the expiration of such other tender offer, expiring within the 12 months preceding the expiration of such Offer and in respect of which no Conversion Price adjustment pursuant to this subsection (f) has been made and (ii) the aggregate amount of any all-cash distributions referred to in subsection (e) of this Section 13.5 to all holders of Common Stock within the 12 months preceding the expiration of such Offer for which no conversion price adjustment pursuant to such subsection (e) has been made, exceeds 10% of the product of the then current market price per share (determined as provided in subsection (g) below) of the Common Stock on the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, the Conversion Price in effect immediately following such Expiration Time shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be (i) the product of the then current market price per share (determined as provided in subsection (g) below) of the Common Stock on the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time minus (ii) the fair market value of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the Offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted being referred to as the "Purchased Shares") and the denominator shall be the product of (i) such current market price per share on the Expiration Time times (ii) such number of outstanding shares on the Expiration Time less the number of Purchased Shares, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

                  For purposes of this subsection (f), the fair market value of any consideration with respect to an Offer shall be reasonably determined in good faith by the Board of Directors of the Company and described in a Board Resolution.

                  (g)      For the purpose of any computation under subsections
         (c), (d), (e) and (f) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the Last Sale Prices of a share of Common Stock for the five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the date in question and the date before the "'ex' date," with respect to the issuance, distribution or Offer requiring such computation. If on any such Trading Day the Common Stock is not quoted by any organization referred to in the definition of Last Sale Price in Section 13.3 hereof, the fair value of the Common Stock on such day, as reasonably determined in good faith by the Board of Directors of the Company, shall be used. For purposes of this paragraph, the term "'ex' date," when used with respect to any issuance, distribution or payments with respect to an Offer, means the first date on which the Common Stock trades regular way on the Nasdaq National Market (or if not listed or admitted to trading thereon, then on the principal national securities exchange or the Nasdaq Stock Market's National Market if the Common Stock is listed or admitted to trading thereon) without the right to receive such issuance, distribution or Offer.

                  (h) In addition to the foregoing adjustments in subsections (a), (b), (c), (d), (e) and (f) above, the Company, from time to time and to the extent permitted by law, may reduce the Conversion Price by any amount for at least 20 Business Days, if the Board of Directors has made a determination, which determination shall be conclusive, that such reduction would be in the best interests of the Company. The Company shall cause notice of such reduction to be mailed to each Holder of Securities, in the manner specified in
         Section 13.7, at least 15 days prior to the date on which such reduction commences. The Company may, at its option, also make such reductions in the Conversion Price in addition to those set forth above, as the Board of Directors deems advisable to avoid or diminish any income tax to holders of shares of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for United States federal income tax purposes.

                  (i) In any case in which this Section 13.5 shall require that an adjustment be made immediately following a record date, the Company may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Company shall, with respect to any Security converted after such record date and on and before such adjustment shall have become effective (i) defer paying any Cash payment pursuant to Section 13.3 hereof or issuing to the Holder of such Security the number of shares of Common Stock and other capital stock of the Company (or other assets or securities) issuable upon such conversion in excess of the number of shares of Common Stock and other Capital Stock of the Company issuable thereupon only on the basis of the Conversion Price prior to adjustment, and (ii) not later than five Business Days after such adjustment shall have become effective, pay to such Holder the appropriate Cash payment pursuant to
         Section 13.3 hereof and issue to such Holder the additional shares of Common Stock and other Capital Stock of the Company issuable on such conversion. Notwithstanding the foregoing, no adjustment of the Conversion price shall be made if the event giving rise to such adjustment does not occur.

                  (j) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1.0% of the Conversion Price;

         provided that any adjustments which by reason of this subsection (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
         Article XIII shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. In no event shall the Conversion Price be less than the par value of a share of the Company's Common Stock.

                  (k) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly (i) file with the Trustee and each Conversion Agent an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment, and (ii) mail or cause to be mailed a notice of such adjustment to each holder of Securities at his address as the same appears on the registry books of the Company. Unless and until a Trust Officer has received an Officers' Certificate setting forth an adjustment of the Conversion Price, the Trustee may assume that no such adjustment has been made and that the last Conversion Price for which the Trustee has received an Officers' Certificate is the current Conversion Price.

                  (l) In the event that the Company distributes rights or warrants (other than those referred to in subsection (c) above, and including any rights issued or issuable pursuant to the Rights Agreement, dated as of October 3, 2002, between the Company and The Bank of New York, as Rights Agent, as such agreement may be amended, restated, modified, supplemented or replaced from time to time (the "Shareholder Rights Plan") pro rata to holders of Common Stock, so long as any such rights or warrants have not expired or been redeemed by the Company, instead of making an adjustment in the Conversion Price, the Company shall make proper provision so that the Holder of any Note surrendered for conversion will be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the "Conversion Shares"), a number of rights or warrants to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the "Distribution Date"), the same number of rights or warrants to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the rights or warrants, and (ii) if such conversion occurs after such Distribution Date, the same number of rights or warrants to which a holder of the number of shares of Common Stock into which the principal amount of such Note so converted was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date in accordance with the terms and provisions of and applicable to the rights or warrants; provided, however, any Holder who is a holder of shares of Common Stock (or direct or indirect interests therein) at the time of conversion of any Note, but who is not entitled as a holder of Common Stock to hold or receive rights pursuant to the terms of the Shareholder Rights Plan, shall not be eligible to receive any such rights thereunder. Any distribution of rights pursuant to the Shareholder Rights plan complying with the requirements set forth in this subsec-tion (l) shall not constitute a distribution of rights for the purposes of the other provisions of this Article XIII.

Section 13.6      Continuation of Conversion Privilege in Case of
                  Reclassification, Change, Merger, Consolidation or Sale of Assets.

                  If any of the following shall occur, namely: (a) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value, to par value, or as a result of a subdivision or combination), (b) any consolidation or merger of the Company with or into any other Person, or the consolidation or merger of any other Person with or into the Company (other than a merger which does not result in any reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock) or (c) any sale, transfer or conveyance of all or substantially all of the assets of the Company (computed on a consolidated basis), then the Company, or such successor or purchasing entity, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security only into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance assuming such holder of Common Stock of the Company failed to exercise his rights of an election, if any, as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance (provided that if the kind or amount of securities, cash, and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance is not the same for each share of Common Stock of the Company held immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance in respect of which such rights of election shall not have been exercised ("Non-electing Share"), then for the purpose of this Section 13.6 the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Article XIII. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and property (including cash) of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 13.6 shall similarly apply to successive consolidations, mergers, sales or conveyances.

                  Notice of the execution of each such supplemental indenture shall be mailed to each Holder of Securities at his address as the same appears on the registry books of the Company.

                  Neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, sale or conveyance or to any adjustment to be made with respect thereto, but, subject to the provisions of
Article VIII hereof, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 13.7      Notice of Certain Events.

                  In case:

                  (a) the Company shall declare a dividend (or any other distribution) payable to the holders of Common Stock (other than cash dividends);

                  (b) the Company shall authorize the granting to all or substantially all the holders of Common Stock of rights, warrants or options to subscribe for or purchase any shares of stock of any class or of any other rights;

                  (c) the Company shall authorize any reclassification or change of the Common Stock (including a subdivision or combination of its outstanding shares of Common Stock), or any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale or conveyance of all or substantially all the property or business of the Company;

                  (d) there shall be proposed any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

                  (e) the Company or any of its Subsidiaries shall complete an Offer, as defined in Section 13.5;

then, the Company shall cause to be filed at the office or agency maintained for the purpose of conversion of the Securities as provided in Section 13.2 hereof, and shall cause to be mailed to each Holder of Securities, at his address as it shall appear on the registry books of the Company, at least 20 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating the date on which (1) a record is expected to be taken for the purpose of such dividend, distribution, rights, warrants or options or Offer, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, warrants or options or to participate in such Offer are to be determined, or (2) such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up is expected to become effective and the date, if any is to be fixed, as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up.

Section 13.8      Taxes on Conversion.

                  The Company will pay any and all documentary, stamp or similar taxes payable to the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant thereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the Holder of the Securities to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid. The Company extends no protection with respect to any other taxes imposed in connection with conversion of Securities.

Section 13.9      Company to Provide Stock.

                  The Company shall reserve, free from pre-emptive rights, out of its authorized but unissued shares, sufficient shares to provide for the conversion of the Securities from time to time as such Securities are presented for conversion, provided that nothing contained in this Section 13.9 shall be construed to preclude the Company from satisfying its obligations in respect of the conversion of Securities by delivery of repurchased shares of Common Stock which are held in the treasury of the Company.

                  If any shares of Common Stock to be reserved for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, then the Company covenants that it will in good faith and as expeditiously as possible use its reasonable efforts to secure such registration or approval, as the case may be; provided, however, that nothing in this Section 13.9 shall be deemed to limit in any way the obligations of the Company provided in this Article XIII.

                  Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Common Stock, the Company will take all corporate action which may, in the Opinion of Counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

                  The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and non-assessable by the Company and free of preemptive rights.

Section 13.10     Disclaimer of Responsibility for Certain Matters.

                  Neither the Trustee nor any agent of the Trustee shall at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the Officers' Certificate referred to in
Section 13.5 hereof, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any agent of the Trustee shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property (including cash), which may at any time be issued or delivered upon the conversion of any Security; and neither the Trustee nor any Conversion Agent makes any representation with respect thereto. Neither the Trustee nor any agent of the Trustee shall be responsible for any failure of the Company to issue, register the transfer of or deliver any shares of Common Stock or stock certificates or other securities or property (including cash) upon the surrender of any Security for the purpose of conversion or, subject to
Article VIII hereof, to comply with any of the covenants of the Company contained in this Article XIII.

Section 13.11     Return of Funds Deposited for Redemption of Converted
                  Securities.

                  Any funds which at any time shall have been deposited by the Company or on its behalf with the Trustee or any other Paying Agent for the purpose of paying the principal of and interest on any of the Securities and which shall not be required for such purposes because of the conversion of such Securities, as provided in this Article XIII, shall after such conversion be repaid to the Company by the Trustee or such other Paying Agent.

                                  ARTICLE XIV

                                 MISCELLANEOUS

Section 14.1      TIA Controls.

                  If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, whether or not this Indenture has been qualified under the TIA, shall control.

Section 14.2      Notices.

                  Any notices or other communications to the Company or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier, nationally-recognized courier service (freight prepaid) or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  if to the Company:

                  Arris Group, Inc.
                  11450 Technology Circle
                  Duluth, Georgia 30097
                  Attention: Chief Financial Officer
                  Telecopy: (678) 473-8470

                  if to the Trustee:

                  The Bank of New York
                  101 Barclay Street, Floor 8 West
                  New York, New York 10286
                  Attention: Corporate Trust Administration
                  (212) 815-5704

                  Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when receipt is acknowledged, if telecopied or sent by nationally-recognized courier service; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

                  Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed. In lieu of mailing any notice, financial statement, report, supplemental indenture, or other communication required hereby to a Security Holder, at its option, the Company may instead file such notice, financial statement, report, supplemental indenture, or other communication with the SEC in a manner that makes it publicly available, including through the filing thereof utilizing the EDGAR system.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee re-ceives it except for notices and communications to the Trustee which shall be effective only upon actual receipt thereof.

Section 14.3      Communications by Holders with Other Holders.

                  Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

Section 14.4      Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take any action (other than the original issuance of the Securities pursuant to this Indenture) under this Indenture, the Company shall furnish to the
Trustee:

                  (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) upon the Trustee's request, an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 14.5      Statements Required in Certificate or Opinion.

                  Each certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the Person1making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

Section 14.6      Rules by Trustee, Paying Agent, Registrar.

                  The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

Section 14.7      Legal Holidays.

                  A "Legal Holiday" is a Saturday, a Sunday or any day that is not a Business Day. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 14.8      Governing Law.

                  THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

Section 14.9      No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.10     No Recourse Against Others.

                  No direct or indirect partner, employee, shareholder, director or officer, as such, past, present or future of the Company or any successor corporation, shall have any personal liability in respect of the obligations of the Company under the Securities or this Indenture by reason of his, her or its status as such partner, shareholder, employee, director or officer. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

Section 14.11     Successors.

                  All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 14.12     Duplicate Originals.

                  All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

Section 14.13     Severability.

                  In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 14.14     Table of Contents, Headings, Etc.

                  The Table of Contents and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 14.15     Qualification of Indenture.

                  The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all costs, fees and expenses (including attorneys' fees and expenses for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs, fees and expenses of qualification of the Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

Section 14.16     Registration Rights.

                  Certain Holders of the Securities are entitled to certain registration rights with respect to such Securities pursuant to, and subject to the terms of, the Registration Rights Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


                           ARRIS GROUP, INC., a Delaware corporation


                           By: /s/ David B. Potts
                               ------------------------------------------------
                               Name: David B. Potts
                               Title: SVP Finance

                           The Bank of New York, as Trustee


                           By: /s/ Mary LaGumina
                              -------------------------------------------------
                              Name: Mary LaGumina
                              Title: Vice President

                                                                      EXHIBIT A


                               [FORM OF SECURITY]

                               ARRIS GROUP, INC.

                 4-1/2% CONVERTIBLE SUBORDINATED NOTES DUE 2008

No.                                                      CUSIP No.

                                                                     $_________


         Arris Group, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________________, or registered assigns, the principal sum of
_________ Dollars, on March 15, 2008.

         Interest Payment Dates: March 15 and September 15, commencing September 15, 2003.

         Record Dates: March 1 and September 1.

         Reference is made to the further provisions of this Note hereinafter set forth, which will, for all purposes, have the same effect as if set forth at this place.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                           ARRIS GROUP, INC., a Delaware corporation


                           By:
                              -------------------------------------------------
                              Name:
                              Title:


                           By:
                              -------------------------------------------------
                              Name:
                              Title:

CERTIFICATE OF AUTHENTICATION:

This is one of the 4-1/2% Convertible Subordinated Notes due 2008 described in the within-mentioned Indenture.

Dated:
      ---------------------


                                    The Bank of New York, as Trustee


                                    By:
                                       ----------------------------------------
                                       Authorized Signatory

                               ARRIS GROUP, INC.

                 4-1/2% Convertible Subordinated Notes due 2008

         Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by The Depository Trust Company, a New York corporation ("Depositary"), to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of the Depository to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.(1)

         THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF U S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI")), OR (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT,
(C) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF THE COMPANY SO REQUESTS, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT,
(E) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (F) IN ACCORDANCE WITH

---------
1 This paragraph should only be added if the Security is issued in global form.

ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, THE TRUSTEE AND THE REGISTRAR) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.(2)

         1.       Interest.

         Arris Group, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Note at the rate of 4-1/2% per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 4-1/2% per annum compounded semi-annually.

         The Company will pay interest semi-annually in cash in arrears on March 15 and September 15 of each year (each, an "Interest Payment Date"), commencing September 15, 2003. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Notes, from March 18, 2003. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

         2.       Method of Payment.

         The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Any such interest not so punctually paid, and defaulted interest relating thereto, may be paid to the Persons who are registered Holders at the close of business on a Special Record Date for the payment of such defaulted interest, as more fully provided in the Indenture referred to below. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts. The Notes will be payable as to principal, premium, interest and Liquidated Damages at the office or agency of the Company maintained for such purpose within or without New York, New York, or at the option of the Company, payment of principal, premium, interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the registry of Holders, and provided that, upon the request of The Depository Trust Company, a New York corporation (the "Depositary"), payment by

---------
2        This paragraph should be included only for the Transfer Restricted
         Securities.

wire transfer to an account within the United States of immediately available funds will be required with respect to principal of, premium and interest on and Liquidated Damages with respect to Global Notes and all other Notes held of record by the Depositary, or its nominee, if the Depositary shall have provided wire transfer instructions to the Company or the Paying Agent.

         3.       Paying Agent and Registrar.

         The Bank of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

         4.       Indenture.

         The Company issued the Notes under an Indenture, dated as of March 18, 2003 (as amended or supplemented from time to time the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company limited in aggregate principal amount to $125,000,000.

         No sinking fund is provided for the Notes.

         5.       Redemption.

         The Notes may be redeemed in whole or in part at any time, upon notice by the Company at least 30 days and no more than 60 days prior to the date fixed for such redemption (the "Redemption Date"), at the option of the Company (the "Redemption") for a price (the "Redemption Price") equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest (and Liquidated Damages (as defined in the Indenture), if any) to, but excluding the Redemption Date if (1) the closing price of the Company's common stock (the "Common Stock") has exceeded 150% of the conversion price then in effect for at least 20 trading days within a period of 30 consecutive trading days ending on the trading day immediately before the date of mailing of the Redemption notice (the "Redemption Notice Date") and (2) the registration statement covering the resale of the Notes and the shares of common stock issuable upon conversion of the Notes is effective and available for use and is expected to remain effective and available for use for 30 days following the Redemption Notice Date, unless registration is no longer required. If a Redemption occurs on or before the third anniversary of the date of the Notes' issuance (the "Issue Date"), the Company will pay to the holders of the Notes (the "Holders") the Redemption Price, plus an Interest Make Whole-Payment (as defined below) with respect to the Notes called for redemption to Holders on the Redemption Notice Date, regardless of whether those Notes are converted prior to the date of the provisional redemption. If the Redemption occurs after the third anniversary of Issue Date, the Company will pay to the Holders the Redemption Price with respect to the Notes called for redemption to holders on the Redemption Notice Date. Any Redemption Price may be paid in cash or, subject to the restrictions in

Section 3.1 of the Indenture, in Common Stock. Any payment in Common Stock will be made by valuing the Common Stock at 95% of the average of the closing bid and asked prices of the Common Stock on The Nasdaq National Market for each of the five trading days ending with the third trading day prior to the date of the provisional redemption.

For purposes of the preceding paragraph, the following terms will have the following definitions:

"Interest Make-Whole Payment" means, with respect to any Note on any applicable Redemption Date, the present value at such Redemption Date of the aggregate amount all required interest payments due on the Note through the third anniversary of the Issue Date, computed using a discount rate equal to the Treasury Rate as of the applicable Redemption Notice Date.

"Treasury Rate" means, as of the applicable Redemption Notice Date, the yield to maturity as of such Redemption Notice Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available prior to such Redemption Notice Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to the third anniversary of the Issue Date; provided, however, that if the period from such redemption date to the third anniversary of the Issue Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

         Any such redemption will comply with Article III of the Indenture.

         6.       Notice of Redemption.

         Notice of redemption will be sent by first class mail, at least 30 days and not more than 60 days prior to the Redemption Date to the Holder of each Note to be redeemed at such Holder's last address as then shown upon the registry books of the Registrar. Notes may be redeemed in part in integral multiples of $1,000 only.

         Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent on such Redemption Date and payment of the Notes called for redemption is not prohibited under Article XII of the Indenture, the Notes called for redemption will cease to bear interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price, plus any accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date.

         7.       Denominations; Transfer; Exchange.

         The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Notes in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption.

         8.       Persons Deemed Owners.

         The registered Holder of a Note may be treated as the owner of it for all purposes, subject to the provisions of the Indenture and the Notes with respect to record dates.

         9.       Unclaimed Money.

         If money for the payment of principal, interest or Liquidated Damages remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

         10.      Amendment; Supplement; Waiver.

         Subject to specified exceptions, the Indenture or the Notes may be amended or supplemented, and any existing Default or Event of Default or compliance with any provision may be waived, with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Note.

         11.      Conversion Rights.

         Subject to the provisions of the Indenture, the Holders have the right to convert the principal amount of the Notes into fully paid and nonassessable shares of Common Stock of the Company at the initial conversion price per share of Common Stock of $5.00 (which reflects a conversion rate of approximately 200 shares of Common Stock per $1,000 in principal amount of Notes), or at the adjusted conversion price then in effect, if adjustment has been made as provided in the Indenture, upon surrender of the Note to the Company, together with a fully executed notice in substantially the form attached hereto and, if required by the Indenture, an amount equal to accrued interest payable on such Note.

         12.      Ranking.

         Payment of principal, premium, if any, interest on and Liquidated Damages and other amounts with respect to the Notes is subordinated, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness.

         13.      Repurchase at Option of Holder Upon a Change of Control.

         If there is a Change of Control, the Company shall be required, subject to the provisions of the Indenture, to offer to purchase on the Repurchase Date all outstanding Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to, but excluding, the Repurchase Date. If certain conditions are met, the Company may, at its option, pay the repurchase price in shares of the Company's Common Stock valued at 95% of the Last Sale Price of the Common Stock on The Nasdaq National Market for each of the five trading days ending with the third trading day prior to the date of the redemption. Holders of Notes will receive a Repurchase Offer from the Company prior to any related Repurchase Date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

         14.      Successors.

         When a successor assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

         15.      Defaults and Remedies.

         If an Event of Default occurs and is continuing (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, interest or Liquidated Damages), if it determines that withholding notice is in their interest.

         16.      Trustee Dealings with Company.

         The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

         17.      No Recourse Against Others.

         No shareholder, director, officer or employee, as such, past, present or future, of the Company or any successor corporation shall have any personal liability in respect of the obligations of the Company under the Notes or the Indenture by reason of his, her or its status as such shareholder, director, officer or employee. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         18.      Authentication.

         This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

         19.      Abbreviations and Defined Terms.

         Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT

TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         20.      Governing Law.

         THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

         21.      CUSIP Numbers.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

         22.      Additional Rights of Holders of Transfer Restricted Notes.

         In addition to the rights provided to Holders of Notes under the Indenture, Holders of Notes shall have all the rights set forth in the Registration Rights Agreement.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Request may be made to:

         Arris Group, Inc.
         11450 Technology Circle
         Duluth, GA 30097
         Attention:  Secretary

         23.      Subordination

         All Obligations on, or relating to, the Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash of all Obligations on Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed (including the Obligations with respect to the Credit Facility). Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

                                                                      EXHIBIT B


                               FORM OF ASSIGNMENT

I or we assign this Note to:


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
             (Print or type name, address and zip code of assignee)

         Please insert Social Security or other identifying number of assignee ________________ and irrevocably appoint ___________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Dated:                              Signed:
      -------------------------            ------------------------------------

                                    (Sign exactly as your name appears on the other side of this Note)


                                    Signature Guaranty:
                                                       ------------------------


         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guaranty program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                      EXHIBIT C


                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Article XI of the Indenture, check the box: [ ]

         If you want to elect to have only part of this Note purchased by the Company pursuant to Article XI of the Indenture, state the amount you want to be purchased:


$_______________


Dated:                              Signed:
      -------------------------            ------------------------------------

                                    (Sign exactly as your name appears on the other side of this Note)


                                    Signature Guaranty:
                                                       ------------------------


         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guaranty program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                      EXHIBIT D


                  SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES(3)

         The following exchanges of a part of this Global Note for Definitive Notes have been made:


                      Amount of decrease in      Amount of increase in     Principal Amount of this    Signature of authorized
                      Principal Amount of this   Principal Amount of this  Global Note following       signatory of Trustee or
Date of Exchange      Global Note                Global Note               such decrease (or income)   Notes Custodial
----------------      ------------------------   ------------------------  -------------------------   -----------------------




---------
(3) This schedule should only be added if the Security is issued in global form.

                                                                      EXHIBIT E


 CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF NOTES

Re:      4-1/2% CONVERTIBLE SUBORDINATED NOTES DUE 2008 OF ARRIS GROUP, INC.

         This Certificate relates to $__________ principal amount of Notes held in *__________ book-entry or * ____________ definitive form by _______________________ (the "Transferor").

1.       The Transferor:*

[ ]      (a)      has requested the Trustee by written order to deliver in
exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

[ ]      (b)      has requested the Trustee by written order to exchange or
register the transfer of a Note or Notes.

2. In connection with any such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above-captioned Notes and as provided in Section 2.6 of such Indenture, the transfer of this Note does not require registration under the Securities Act because:*

[ ]      (a)      Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.6(a)(ii)(A) or Section 2.6(d)(i)(A) of the Indenture).

[ ] (b) Such Note is being transferred to a person who the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) purchasing for its own account or for the account of a qualified institutional buyer over which it exercises sole investment discretion that is aware that the transfer is being made in reliance on Rule 144A (in satisfaction of Section 2.6(a)(ii)(B), Section 2.6(b)(i)(x) or
Section 2.6(d)(i)(B) of the Indenture).

---------
*        Check applicable box.

[ ]      (c)      Such Note is being transferred in accordance with Regulation
S under the Securities Act (in satisfaction of Section 2.6(a)(ii)(D), Section 2.6(b)(i)(y) or Section 2.6(d)(i)(D) of the Indenture). If requested by either the Company or the Trustee, an Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.6(a)(ii)(D) or Section 2.6(d)(i)(D) of the Indenture).

[ ]      (d)      Such Note is being transferred to an institutional investor that is an "accredited investor" within the meaning of Rule 501(a)(1),(2),(3) or (7) under the Securities Act which delivers a certificate in the form of Exhibit B to the Indenture to the Trustee (in satisfaction of Section 2.6(a)(ii)(C) or Section 2.6(d)(i)(C) of the Indenture), and delivers an opinion of counsel, if the Company or the Trustee so requests.

[ ]      (e)      Such Note is being transferred in reliance on and in
compliance with another exemption from the registration requirements of the Securities Act. If requested by either the Company, an Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.6(a)(ii)(E) or Section 2.6(d)(i)(E) of the Indenture).


                                    -------------------------------------------
                                    [INSERT NAME OF TRANSFEROR]


                                    By:
                                       ----------------------------------------

Date:
     ------------------------

3.       Affiliation with the Company [check if applicable]:

[ ]      (a)      The undersigned represents and warrants that it is, or at
some time during which it held this Note was, an Affiliate of the Company.

[ ]      (b)      If 3(a) above is checked and if the undersigned was not an
Affiliate of the Company at all times during which it held this Note, indicate the periods during which the undersigned was an Affiliate of the Company:

                  -------------------------------------------

[ ]      (c)      If 3(a) above is checked and if the Transferee will not pay the full purchase price for the transfer of this Note on or prior to the date of transfer indicate when such purchase price will be paid:

                  -------------------------------------------

TO BE COMPLETED BY TRANSFEREE IF 2(b) ABOVE IS CHECKED AND THE TRANSFEROR IS NOT A QUALIFIED INSTITUTIONAL BUYER:

         The undersigned represents and warrants that it is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended, and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information.


Dated:
      ------------------------------      -------------------------------------
                                          NOTICE: To be executed by an officer.


TO BE COMPLETED BY TRANSFEREE IF 2(c) ABOVE IS CHECKED:

         The undersigned represents and warrants that it is not a "U.S. Person" (as defined in Regulation S under the Securities Act of 1933, as amended).


Dated:
      ------------------------------      -------------------------------------
                                          NOTICE: To be executed by an officer.


If none of the boxes under Section 2 of this certificate is checked or if any of the above representations required to be made by the Transferee is not made, the Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof.

THE UNDERSIGNED HEREBY AGREES THAT, UNLESS THE BOX ABOVE UNDER ITEM 3(a) IS CHECKED, THE UNDERSIGNED SHALL BE DEEMED TO HAVE REPRESENTED THAT IT IS NOT NOR HAS IT BEEN AT ANY TIME DURING WHICH IT HELD THIS SECURITY AN AFFILIATE, AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OF THE COMPANY.


Dated:
      ------------------------------      -------------------------------------
                                          NOTICE: The signature of the Holder
                                          to this assignment must correspond
                                          with the name as written upon the
                                          face of this Note particular, without
                                          alteration or enlargement or any
                                          change whatsoever.

                                                                      EXHIBIT F


                           FORM OF CONVERSION NOTICE

                             TO: Arris Group, Inc.

         The undersigned owner of this Security hereby: (i) irrevocably exercises the option to convert this Security, or the portion hereof below designated, for shares of Common Stock of Arris Group, Inc. in accordance with the terms of this Indenture referred to in this Security and (ii) directs that such shares of Common Stock deliverable upon the conversion, together with any check in payment for fractional shares and any Security(ies) representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares are to be delivered registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and deliver the Certificate to be delivered upon Exchange or Registration of Transfer of Notes. Any amount required to be paid by the undersigned on account of interest accompanies this Security.



Dated:
      ------------------------------      -------------------------------------
                                          Signature

         Fill in for registration of shares if to be delivered, and of Securities if to be issued, otherwise than to and in the name of the registered holder.


                                          -------------------------------------
                                          Social Security or other Taxpayer
                                          Identifying Number

----------------------------------
(Name)

----------------------------------
(Street Address)

----------------------------------
(City, State and Zip Code)
(Please print name and address)

                                          Principal amount to be converted (if
                                          less than all)

                                          $
                                           ------------------------------------


                                      F-1